                                                    Filed Pursuant to Rule 424B2
                                                    Registration No. 333-61878

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND LEHMAN BROTHERS HOLDINGS IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION -- DATED JULY 2, 2002


PROSPECTUS SUPPLEMENT
(To Prospectus dated June 21, 2001)
--------------------------------------------------------------------------------
                                  $20,000,000
                         LEHMAN BROTHERS HOLDINGS INC.
     Prudential Research Universe Diversified Equity Notes(SM) Securities
                       PRUDENTS(SM) Due April   , 2007*
                     Linked to a Basket of Consumer Stocks
--------------------------------------------------------------------------------

GENERAL:

o    PRUDENTS(SM) are senior unsecured debt securities of Lehman Brothers
     Holdings.

o The underlying basket is composed of twenty equally weighted publicly traded common stocks and other equity securities of major companies in the consumer industry selected by Prudential Securities Equity Research Department. Prudential Securities has selected a basket of common stocks and other equity securities in the consumer industry that it believes to be an attractive investment over the term of the securities.

o    Minimum initial investment: $1,000 (100 securities).

o    Stated maturity date: April   , 2007*, subject to postponement if a market
     disruption event occurs.

o Application will be made to list the securities on the American Stock Exchange under the symbol "PBC".

PAYMENTS:

o No interest or other payments will be made prior to the stated maturity date.

o On the stated maturity date, Lehman Brothers Holdings will pay to you, per $10 security, the greater of:

     (1) $10; and

     (2) the alternative redemption amount.

     The alternative redemption amount is equal to the product of:

     (1) $10; and

     (2) the average level of the underlying basket, calculated as set forth below, divided by 100, which is the initial level of the underlying basket.

The average level of the underlying basket is equal to the arithmetic average of the levels of the underlying basket on 19 quarterly dates during the term of the securities.

At stated maturity, you will receive an amount per $10 security equal to at least $10.

* Lehman Brothers Holdings currently estimates that the stated maturity date will be between January 30, 2007 and April 30, 2007. All references to the stated maturity date in this prospectus supplement will mean this estimated range.

                                                                        PER SECURITY      TOTAL
     Public offering price ...........................................            %      $
     Underwriting discounts and commissions ..........................            %      $
     Proceeds, before expenses, to Lehman Brothers Holdings ..........            %      $

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR FACTORS THAT SHOULD BE CONSIDERED BEFORE INVESTING IN THE SECURITIES.
================================================================================

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

The securities are expected to be ready for delivery in book-entry form only
through The Depository Trust Company on or about August    , 2002.

PRUDENTIAL SECURITIES                                            LEHMAN BROTHERS

July   , 2002

"Prudential Research Universe Diversified Equity Notes" and "PRUDENTS" are service marks of Prudential Securities.

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Prospectus Supplement
---------------------
Forward-Looking Statements ...................   S-2
Summary Information--Q&A .....................   S-3
Risk Factors .................................   S-8
Use of Proceeds and Hedging ..................  S-12
Ratio of Earnings to Fixed Charges ...........  S-12
Description of the Securities ................  S-13
The Underlying Basket ........................  S-19
United States Federal Income Tax
   Consequences ..............................  S-25
Book-Entry Issuance ..........................  S-29
Underwriting .................................  S-31
Experts ......................................  S-32
Annex A ......................................   A-1

                                                PAGE
                                                ----
Prospectus
----------
Prospectus Summary ...........................    2
Where You Can Find More Information ..........    6
Use of Proceeds and Hedging ..................    7
Ratio of Earnings to Fixed Charges ...........    8
Description of Debt Securities ...............    8
Description of Warrants ......................   17
Description of Purchase Contracts ............   22
Description of Units .........................   25
Form, Exchange and Transfer ..................   29
Book-Entry Procedures and Settlement .........   30
United States Federal Income Tax
   Consequences ..............................   32
Plan of Distribution .........................   32
ERISA Considerations .........................   34
Legal Matters ................................   35
Experts ......................................   35


--------------------------------------------------------------------------------
                          FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including those relating to Lehman Brothers Holdings' strategy and other statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts but instead represent only Lehman Brothers Holdings' expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include market, credit or counterparty, liquidity, legal and operational risks. Market risks include changes in interest and foreign exchange rates and securities valuations, global economic and political trends and industry competition. Lehman Brothers Holdings' actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. Lehman Brothers Holdings undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

--------------------------------------------------------------------------------

     Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings' securities. It may act as principal or agent in, and this prospectus may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

--------------------------------------------------------------------------------

     You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the document.

                           SUMMARY INFORMATION--Q&A

     This summary highlights selected information from the prospectus supplement and the accompanying prospectus to help you understand the securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the securities, the tax consequences and other considerations that are important to you in making a decision about whether to invest in the securities. You should pay special attention to the "Risk Factors" section beginning on page S-8 to determine whether an investment in the securities is appropriate for you.

WHAT ARE THE SECURITIES?

     The securities are a series of senior unsecured debt securities of Lehman Brothers Holdings whose value is linked to the performance of the underlying basket. The securities will rank equally with all other unsecured debt of Lehman
Brothers Holdings except subordinated debt, and will mature on April   , 2007,
unless postponed because a market disruption event occurs. See "Description of the Securities."

WHAT IS THE UNDERLYING BASKET?

     The underlying basket is comprised of twenty publicly traded common stocks and other equity securities of companies in the consumer industry selected by Prudential Securities Equity Research Department. Prudential Securities has selected a basket of common stocks and other equity securities that it believes to be an attractive investment over the term of the securities. Each of the twenty common stocks and other equity securities is weighted equally with an initial weighting of 5.0%. The number of shares of each security initially included in the underlying basket is equal to the initial weighting divided by the closing price of the security on the date of this prospectus supplement. This number of shares will not change except in the event of certain extraordinary transactions involving the issuer of the shares. See "The Underlying Basket--Adjustments to the multipliers and the underlying basket."

WHAT PAYMENTS WILL I RECEIVE ON THE SECURITIES BEFORE THEIR MATURITY?

     None. No payments will be made on the securities before maturity.

WHAT WILL I RECEIVE IF I HOLD THE SECURITIES UNTIL THE STATED MATURITY DATE?

     Lehman Brothers Holdings has designed the securities for investors who want to receive at least the principal amount of their investment on the stated maturity date and who also want to participate in a possible increase in the value of the underlying basket over the term of the securities. On the stated maturity date, you will receive a payment per $10 security equal to the greater of:

     o   $10; and

     o   the alternative redemption amount.

     As a result, if you hold the securities until the stated maturity date, you will receive no less than $10 per $10 security.

HOW WILL THE ALTERNATIVE REDEMPTION AMOUNT BE CALCULATED?

     The alternative redemption amount per $10 security is equal to the product of:

     (1) $10; and

     (2) the average level of the underlying basket, calculated as set forth below, divided by 100, which is the initial level of the underlying basket.

     The average level of the underlying basket is equal to the arithmetic average of the levels of the underlying basket on:

October   , 2002     October   , 2003     October   , 2004     October   , 2005     October   , 2006
January   , 2003     January   , 2004     January   , 2005     January   , 2006     January   , 2007
April   , 2003       April   , 2004       April   , 2005       April   , 2006       April   , 2007
July   , 2003        July   , 2004        July   , 2005        July   , 2006

     If any of these dates is not a business day, the level of the underlying basket on the next date on which the level of the underlying basket can be calculated will be used. The level of the underlying basket will include any cash included in the underlying basket as a result of extraordinary corporate transactions involving the issuers of the common stocks or other equity securities. See "Description of the Securities--Determination of alternative redemption amount" for details.

EXAMPLES OF FINAL PAYMENT AT MATURITY

     Below are four examples of hypothetical calculations of the amount payable on the stated maturity date. In each of these examples, we have assumed that the maturity of the securities is 4 3/4 years. If you hold the securities until the stated maturity date, you will receive at least $10 per $10 security.

     EXAMPLE 1: Assuming for purposes of this example that the level of the underlying basket increases during the first nine quarters and then decreases back to its initial level by maturity and the average level of the underlying basket is 121.7.

              Index Level of
Quarter     Underlying Basket

 0               100
 1               108
 2               112
 3               115
 4               120
 5               123
 6               130
 7               135
 8               139
 9               143
10               139
11               135
12               130
13               123
14               120
15               115
16               112
17               108
18               105
19               100


Alternative redemption              121.7
amount per $10 security =  $10  x  -------  =  $12.17
                                     100

Final payment at maturity = $12.17
-------------------------

     As a result, on the stated maturity date, you would receive $12.17 per $10 security because that amount is greater than the minimum amount payable of $10 per $10 security.

     EXAMPLE 2: Assuming for purposes of this example that the level of the underlying basket steadily increases from its initial level through maturity and the average level of the underlying basket is 149.9.

              Index Level of
Quarter     Underlying Basket

 0               100
 1               108
 2               115
 3               118
 4               120
 5               125
 6               135
 7               141
 8               147
 9               150
10               155
11               156
12               160
13               164
14               170
15               172
16               176
17               177
18               179
19               180


Alternative redemption              149.9
amount per $10 security =  $10  x  -------  =  $14.99
                                    100

Final payment at maturity = $14.99
-------------------------

     As a result, on the stated maturity date, you would receive $14.99 per $10 security because that amount is greater than the minimum amount payable of $10 per $10 security.

     EXAMPLE 3: Assuming for purposes of this example that the level of the underlying basket decreases from its initial level through maturity and the average level of the underlying basket is 77.6.

              Index Level of
Quarter     Underlying Basket

 0               100
 1               108
 2               115
 3               103
 4                98
 5                95
 6                88
 7                74
 8                80
 9                78
10                65
11                70
12                70
13                68
14                67
15                65
16                60
17                59
18                57
19                54

Alternative redemption               77.6
amount per $10 security  =  $10  x  ------  =  $7.76
                                      100

Final payment at maturity = $10
-------------------------

     As a result, on the stated maturity date, you would receive the minimum amount payable of $10 per $10 security because that amount is greater than $7.76.

       EXAMPLE 4: Assuming for purposes of this example that the level of the underlying basket decreases during most of the term of the securities and then increases back above its initial level and the average level of the underlying basket is 85.0.

             Index Level of
Quarter     Underlying Basket

 0               100
 1                94
 2                92
 3                88
 4                76
 5                80
 6                73
 7                70
 8                77
 9                80
10                72
11                67
12                65
13                75
14                82
15                90
16                96
17               103
18               115
19               120


Alternative redemption                85.0
amount per $10 security  =  $10  x  -------  =  $8.50
                                      100

Final payment at maturity = $10
-------------------------

     As a result, on the stated maturity date, you would receive the minimum amount payable of $10 per $10 security because that amount is greater than $8.50.

     To the extent the actual average level of the underlying basket differs from the levels assumed above or the maturity of the securities is not 4 3/4 years, the results indicated above would be different.

HOW HAS THE UNDERLYING BASKET PERFORMED HISTORICALLY?

     The information on page S-20 shows the performance of the underlying basket over the 4 3/4-year period commencing on October 1, 1997 and ending on June 30, 2002. This historical information is provided to help you evaluate the behavior of the underlying basket so that you can make an informed decision with respect to an investment in the securities. You should realize, however, that past performance is not necessarily indicative of how the underlying basket or the securities will perform in the future.

WHAT CHANGES WILL OCCUR IN THE UNDERLYING BASKET?

     Changes will not be made to the underlying basket unless an issuer whose common stock or other equity security is included in the underlying basket engages in an extraordinary transaction. For example, if an issuer is not the surviving entity in a merger, the issuer's common stock or other equity security will be removed from the underlying basket and the underlying basket will then include equity securities of the successor entity or cash received in the merger. Any cash received will accrue interest at a rate equal to LIBOR. Also as an example, if an issuer distributes equity securities of a subsidiary to shareholders, the subsidiary's equity securities will then be added to the underlying basket. See "The Underlying Basket--Adjustments to the multipliers and the underlying basket."

HOW WILL I BE ABLE TO FIND THE CURRENT LEVEL OF THE UNDERLYING BASKET?

     The level of the underlying basket will be calculated and disseminated by the American Stock Exchange under the symbol "PBB".

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the securities are subject to a number of risks. See "Risk Factors" beginning on page S-8.

WHAT IS THE CREDIT RATING OF LEHMAN BROTHERS HOLDINGS' SENIOR DEBT SECURITIES?

     The senior unsecured debt securities of Lehman Brothers Holdings are currently rated "A" by Standard & Poor's, a division of McGraw-Hill, Inc., and "A2" by Moody's Investors Service. A rating is not a recommendation to purchase, hold or sell securities, since a rating does not address market price or suitability for a particular investor. A rating of debt securities addresses the likelihood of the payment of principal and interest on the securities in accordance with their terms. Lehman Brothers Holdings cannot assure you that these ratings will not be changed or withdrawn by the rating agencies.

WHAT ABOUT TAXES?

     The securities will be subject to U.S. Treasury regulations that apply to contingent payment debt instruments. As a result, although you will receive no cash payments during the term of the securities, you will be subject to federal income tax on the accrual of original issue discount in respect of the securities based on the "comparable yield" of the securities, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the securities. In addition, gain and, to some extent, loss on the sale, exchange or other disposition of securities will generally be ordinary income or loss. See "United States Federal Income Tax Consequences."

WHO IS LEHMAN BROTHERS HOLDINGS?

     Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth clients and customers. Lehman Brothers Holdings' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. See "Lehman Brothers Holdings Inc." and "Where You Can Find More Information" on pages 2 and 6 of the accompanying prospectus.

     You may request a copy of any document Lehman Brothers Holdings Inc. files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address, which replaces the address provided in the accompanying prospectus:

            Office of the Corporate Secretary
            399 Park Avenue
            New York, New York 10022
            (212) 526-0858

     Our principal executive offices are located at the following address, which likewise replaces the address provided in the accompanying prospectus:

            745 Seventh Avenue
            New York, New York 10019
            (212) 526-7000

WHAT IS THE ROLE OF PRUDENTIAL SECURITIES?

     Prudential Securities is the lead underwriter for the offering and sale of the securities. Prudential Securities Equity Research Department has selected the twenty common stocks and other equity securities of companies in the consumer industry which comprise the underlying basket. Prudential Securities currently does not intend to create a secondary market in the securities.

WHAT IS THE ROLE OF LEHMAN BROTHERS INC.?

     Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, is an underwriter for the offering and sale of the securities. Lehman Brothers Inc. will also be the initial calculation agent for purposes of calculating the amount payable to you. Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the securities. See "Risk Factors--Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers Inc., which will act as the initial calculation agent" and "Description of the Securities--Calculation agent."

     After the initial offering, Lehman Brothers Inc. intends to buy and sell the securities to create a secondary market in the securities, and may stabilize or maintain the market price of the securities during the initial distribution of the securities. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities, or to continue them once they are begun. Lehman Brothers Inc. actively makes a market in equity-linked securities in the ordinary course of its business.

WILL THE SECURITIES BE LISTED ON A STOCK EXCHANGE?

     Lehman Brothers Holdings will apply to list the securities on the American Stock Exchange under the symbol "PBC". You should be aware that the listing of the securities on the American Stock Exchange, if accepted, will not necessarily ensure that a liquid trading market will be available for the securities.

IN WHAT FORM WILL THE SECURITIES BE ISSUED?

     The securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your securities.

                                 RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference before deciding whether an investment in the securities is suitable for you in light of your particular investment objectives and financial circumstances. As described in more detail below, the trading price of the securities may vary considerably prior to the stated maturity date due, among other things, to fluctuations in the price of the common stocks and other equity securities that make up the underlying basket and other events that are difficult to predict and beyond Lehman Brothers Holdings' control.

     You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in securities in light of your particular circumstances.

     THESE SECURITIES ARE DIFFERENT FROM CONVENTIONAL DEBT SECURITIES OF LEHMAN BROTHERS HOLDINGS IN SEVERAL WAYS.

     o THE YIELD MAY BE LOWER THAN THE YIELD ON A CONVENTIONAL DEBT SECURITY OF COMPARABLE MATURITY. The amount Lehman Brothers Holdings pays you on the stated maturity date may be less than the return you could earn on other investments. Because the amount you receive on the stated maturity date may be equal to or only slightly greater than $10 per $10 security, the effective yield to maturity on the securities may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Lehman Brothers Holdings. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

     o IF THE AVERAGE LEVEL OF THE UNDERLYING BASKET IS LESS THAN 100, YOU WILL ONLY RECEIVE $10 PER $10 SECURITY ON THE STATED MATURITY DATE. This may be true even if the level of the underlying basket significantly exceeds 100 at maturity or at some other time during the life of the securities because the average level of the underlying basket must be greater than 100 before the alternative redemption amount becomes greater than $10 per $10 security.

     o NO PERIODIC INTEREST WILL BE PAID ON THE SECURITIES, BUT YOU WILL BE REQUIRED TO INCLUDE ORIGINAL ISSUE DISCOUNT IN INCOME. No periodic payments of interest will be made on the securities. However, because the securities will be classified as contingent payment debt instruments for United States federal income tax purposes, they will be considered to be issued with original issue discount. As a result, you will be required to include the original issue discount in income during your ownership of the securities, subject to some adjustments. See "United States Federal Income Tax Consequences."

     YOUR RETURN ON THE SECURITIES COULD BE LESS THAN IF YOU OWNED THE COMMON STOCKS OR OTHER EQUITY SECURITIES INCLUDED IN THE UNDERLYING BASKET.

     o YOUR RETURN WILL NOT REFLECT DIVIDENDS ON THE COMMON STOCKS OR OTHER EQUITY SECURITIES INCLUDED IN THE UNDERLYING BASKET. Your return on the securities will not reflect the return you would realize if you actually owned the common stocks or other equity securities included in the underlying basket and received the dividends paid on those common stocks and other equity securities. This is because the calculation agent will calculate the amount payable to you by reference to the prices of the common stocks and other equity securities included in the underlying basket without taking into consideration the value of dividends paid on those common stocks and other equity securities.

     o THE AVERAGE LEVEL OF THE UNDERLYING BASKET BASED ON QUARTERLY CALCULATION DATES MAY BE LESS THAN THE LEVEL OF THE UNDERLYING BASKET AT THE STATED MATURITY DATE OF THE SECURITIES OR AT OTHER TIMES DURING THE TERM OF THE SECURITIES. Because the average level of the underlying basket will be calculated based on the level of the underlying basket on 19 quarterly dates, the level of the underlying basket at the stated maturity date or at other times during the term of the securities could be higher than the average level of the underlying basket as so calculated. This difference could be particularly large if there is a significant increase in the level of the underlying basket during the latter portion of the term of the securities.

     HISTORICAL VALUES OF THE TWENTY COMMON STOCKS AND OTHER EQUITY SECURITIES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE UNDERLYING BASKET DURING THE TERM OF THE SECURITIES.

     The trading prices of the common stocks and other equity securities included in the underlying basket and any cash included in the underlying basket will determine the level of the underlying basket. As a result, it is impossible to predict what the level of the underlying basket will equal on the stated maturity date. Trading prices of the common stocks and other equity securities included in the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those common stocks and other equity securities themselves.

     THE VALUE OF THE SECURITIES WILL BE AFFECTED BY NUMEROUS FACTORS, SOME OF WHICH ARE RELATED IN COMPLEX WAYS.

     The value of the securities in the secondary market will be affected by supply and demand of the securities, the level of the underlying basket and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the securities prior to stated maturity may be at a discount, which could be substantial, from their principal amount, if, at that time, the level of the underlying basket is less than, equal to, or not sufficiently above the underlying basket's initial level of 100. A change in a specific factor could have the following impacts on the market value of the securities, assuming all other conditions remain constant.

     o VALUE OF THE UNDERLYING BASKET. Lehman Brothers Holdings expects that the market value of the securities will depend substantially on the amount, if any, by which the average level of the underlying basket at any given time exceeds the initial level of the underlying basket. If you decide to sell your securities when the average level of the underlying basket exceeds the initial level of the underlying basket, you may nonetheless receive substantially less than the amount that would be payable at stated maturity based on that average level of the underlying basket because of expectations that the underlying basket will continue to fluctuate until the alternative redemption amount is determined. Political, economic and other developments that affect the stocks included in the underlying basket may also affect the level of the underlying basket and, thus, the value of the securities.

     o INTEREST RATES. The trading value of the securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the securities may be adversely affected, and if U.S. interest rates decrease, the trading value of the securities may be favorably affected.

     o VOLATILITY OF THE UNDERLYING BASKET. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the underlying basket changes, the trading value of the securities may be adversely affected.

     o MERGER AND ACQUISITION TRANSACTIONS. Some of the common stocks or other equity securities included in the underlying basket may be affected by mergers and acquisitions or other corporate activities, which can contribute to volatility of the underlying basket. Additionally, as a result of a merger or acquisition or other corporate activity, one or more common stocks or other equity securities included in the underlying basket may be replaced in the underlying basket with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the common stock or other equity security originally included in the underlying basket.

     o TIME REMAINING TO MATURITY. The value of the securities may be affected by the time remaining to maturity. As the time remaining to the maturity of the securities decreases, this time value may decrease, adversely affecting the trading value of the securities.

     o DIVIDEND YIELDS. If dividend yields on the underlying common stocks or other equity securities included in the underlying basket increase, the value of the securities may be adversely affected, since the value of the underlying basket does not incorporate the value of those payments.

     o LEHMAN BROTHERS HOLDINGS' CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS. Actual or anticipated changes in Lehman Brothers Holdings' credit ratings, financial condition or results may adversely affect the market value of the securities.

     o ECONOMIC CONDITIONS AND EARNINGS PERFORMANCE OF UNDERLYING COMPANIES. General economic conditions and earnings results of the companies whose common stocks or other equity securities are included in the underlying basket, and real or anticipated changes in those conditions or results may affect the market value of the securities.

     You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the securities attributable to another factor, such as an increase in the level of the underlying basket. In general, assuming all relevant factors are held constant, the effect on the trading value of the securities of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the securities.

     LEHMAN BROTHERS HOLDINGS CANNOT CONTROL ACTIONS BY THE COMPANIES WHOSE COMMON STOCKS OR OTHER EQUITY SECURITIES ARE INCLUDED IN THE UNDERLYING BASKET.

     Actions by any company whose common stock or other equity security is part of the underlying basket may have an adverse effect on the price of the underlying security, the underlying basket and the securities. In addition, these companies are not involved in the offering of securities and have no obligations with respect to the securities, including any obligation to take Lehman Brothers Holdings' or your interests into consideration for any reason.

     THE ISSUERS OF THE SECURITIES COMPRISING THE UNDERLYING BASKET HAVE NO OBLIGATIONS WITH RESPECT TO THE SECURITIES OFFERED HEREBY.

     The issuers of the securities comprising the underlying basket will not receive any of the proceeds of the offering of the securities made hereby and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies are not involved with the administration, marketing or trading of the securities and have no obligations with respect to the amount to be paid to you on the stated maturity date. Lehman Brothers Holdings is solely responsible for the amount to be paid to you on the stated maturity date.

     YOU WILL NOT HAVE ANY RIGHTS IN THE SECURITIES COMPRISING THE UNDERLYING BASKET.

     Although the size of the alternative redemption amount is based upon the performance of the twenty securities comprising the underlying basket, you will have no rights in these securities, either before or at the stated maturity of the securities.

     PURCHASES AND SALES OF THE COMMON STOCKS OR OTHER EQUITY SECURITIES INCLUDED IN THE UNDERLYING BASKET BY LEHMAN BROTHERS HOLDINGS, PRUDENTIAL SECURITIES AND THEIR AFFILIATES COULD AFFECT THE PRICES OF THOSE COMMON STOCKS OR OTHER EQUITY SECURITIES OR THE LEVEL OF THE UNDERLYING BASKET.

     Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., and Prudential Securities and its affiliates may from time to time buy or sell the common stocks or other equity securities included in the underlying basket or derivative instruments related to those common stocks or other equity securities for their own accounts in connection with their normal business practices or in connection with hedging of Lehman Brothers Holdings' obligations under the securities. These transactions could affect the prices of those common stocks or other equity securities or the level of the underlying basket.

     POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE LEHMAN BROTHERS HOLDINGS CONTROLS LEHMAN BROTHERS INC., WHICH WILL ACT AS THE INITIAL CALCULATION AGENT.

     Lehman Brothers Inc. will, among other things, also act as the initial calculation agent, which determines the amount you will receive on the securities, whether adjustments should be made to the multipliers and the underlying basket and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc. and you. See "Description of the Securities--Payment on the stated maturity date," "--Market disruption events," "--Calculation agent" and "The Underlying Basket--Adjustments to the multipliers and the underlying basket."

     TAX CONSEQUENCES

     For United States federal income tax purposes, the securities will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount. Although you will receive no cash payments during the term of the securities, you will be required to include this original issue discount in income during your ownership of the securities, subject to some adjustments, based on the "comparable yield" of the securities, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the securities. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the securities. See "United States Federal Income Tax Consequences."

     INCLUSION OF ANY INDIVIDUAL SECURITY IN THE UNDERLYING BASKET IS NOT AN INVESTMENT RECOMMENDATION FOR THE ISSUER OF THAT SECURITY.

     Investors and market participants should not conclude that the inclusion of any individual security in the underlying basket is any form of investment recommendation for the issuer of that security as a stand-alone investment.

     THERE MAY NOT BE A LIQUID SECONDARY MARKET FOR THE SECURITIES.

     After the initial offering, Lehman Brothers Inc. intends to buy and sell securities to create a secondary market in securities, and may stabilize or maintain the market price of the securities during the initial distribution of the securities. However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities, or to continue them once they are begun. Prudential Securities currently does not intend to create a secondary market in the securities. In addition, the listing of the securities on the American Stock Exchange, if accepted, will not necessarily ensure that a liquid trading market will be available for the securities.

                          USE OF PROCEEDS AND HEDGING

     An amount equal to approximately   % of the proceeds to be received by
Lehman Brothers Holdings from the sale of the securities will be used by Lehman Brothers Holdings or one or more of its subsidiaries before and immediately following the initial offering of the securities to acquire common stocks and other equity securities that make up the underlying basket. Lehman Brothers Holdings or one or more of its subsidiaries may also acquire listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, those common stocks or other equity securities to hedge Lehman Brothers Holdings' obligations under the securities. The balance of the proceeds will be used for general corporate purposes. See "Use of Proceeds and Hedging" on page 7 of the accompanying prospectus.

     From time to time after the initial offering and prior to the maturity of the securities, depending on market conditions, including the market price of the common stocks and other equity securities that are included in the underlying basket, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers Holdings or one or more of its subsidiaries may take long or short positions in those common stocks or other equity securities or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to those common stocks or other equity securities. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in securities from time to time and may, in their sole discretion, hold or resell those securities. Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

     To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in the common stocks or other equity securities that make up the underlying basket, or option contracts or other derivative or synthetic instruments related to those common stocks or other equity securities, Lehman Brothers Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the securities or at or about the time of a change in the common stocks or other equity securities that are included in the underlying basket. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the price of the common stocks and other equity securities that comprise the underlying basket and, accordingly, increase or decrease the level of the underlying basket. Although Lehman Brothers Holdings has no reason to believe that any of those activities will have a material impact on the price of the common stocks or other equity securities that comprise the underlying basket, these activities could have such an effect.


                      RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED NOVEMBER 30,                        THREE MONTHS
-----------------------------------------------------------          ENDED
    1997         1998        1999        2000        2001      FEBRUARY 28, 2002
-----------   ---------   ---------   ---------   ---------   ------------------
  1.07          1.07         1.12        1.14        1.11            1.16

                         DESCRIPTION OF THE SECURITIES

GENERAL

     You will find information about the securities in two separate documents that progressively provide more detail:

     o   the accompanying prospectus; and

     o   this prospectus supplement.

     Since the terms of the securities may differ from the general information Lehman Brothers Holdings has provided in the prospectus, in all cases you should rely on information in this prospectus supplement over different information in the prospectus. The securities are to be issued as a series of debt securities under the senior indenture, which is more fully described in the prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt Securities" beginning on page 8 of the accompanying prospectus. The securities are "Senior Debt" as described in the accompanying prospectus. Citibank, N.A. is trustee under the senior indenture.

     Lehman Brothers Holdings may issue up to $20,000,000 aggregate principal amount of securities. Lehman Brothers Holdings may, without the consent of the holders of the securities, create and issue additional securities ranking equally with the securities and otherwise similar in all respects so that such further securities shall be consolidated and form a single series with the securities. No additional securities can be issued if an event of default has occurred with respect to the securities.

     The securities will be issued in denominations of $10 and whole multiples of $10. The minimum initial investment amount is $1,000.

INTEREST

     No interest is payable on the securities or the principal amount thereof. Even though no payments will be made on the securities before maturity, you will be subject to federal income tax on the accrual of original issue discount with respect to the securities. See "United States Federal Income Tax Consequences."

PAYMENT ON THE STATED MATURITY DATE

     The securities will mature on April   , 2007, unless postponed because a
market disruption event occurs; see "--Determination of alternative redemption amount" and "--Market disruption events" below. You will be entitled to receive per $10 security, on the stated maturity date, the greater of:

     o   $10; and

     o   the alternative redemption amount, as described below.

     If the alternative redemption amount is less than or equal to $10 per $10 security, you will receive the principal amount of $10 per $10 security on the stated maturity date.

DETERMINATION OF ALTERNATIVE REDEMPTION AMOUNT

     The alternative redemption amount per $10 security is equal to the product of:

     (1) $10; and

     (2) the average level of the underlying basket, calculated as set forth below, divided by 100, which is the initial level of the underlying basket.

     The average level of the underlying basket is equal to the arithmetic average of the levels of the underlying basket on:

   October   , 2002   October   ,2003    October   , 2004   October   , 2005   October   , 2006
   January   , 2003   January   , 2004   January   , 2005   January   , 2006   January   , 2007
   April   , 2003     April   , 2004     April   , 2005     April   , 2006     April   , 2007
   July   , 2003      July   , 2004      July   , 2005      July   , 2006

If any of these dates is not a business day, the level of the underlying basket on the next date on which the level of the underlying basket can be calculated will be used.

     The average level of the underlying basket will be determined by the calculation agent and will be based on the closing prices of the common stocks and other equity securities included in the underlying basket, and any cash included in the underlying basket, on the dates specified in the preceding paragraph. If, for purposes of determining the closing level of the underlying basket, a market disruption event for any underlying common stock or other equity security occurs on the day on which the closing prices are to be determined, then the price of that common stock or other equity security will initially be determined using the closing price on the previous business day on which there was not a market disruption event. The closing price that was initially determined will then be adjusted, once a market disruption event ceases to exist, to equal the average execution price an affiliate of Lehman Brothers Holdings receives upon the sale of that common stock or other equity security used to hedge Lehman Brothers Holdings' obligations under the
securities. If a market disruption event occurs on April   , 2007 (or if April
  , 2007 is not a business day, on the next business day on which the level of the underlying basket can be calculated), the payment you receive on the securities will be postponed until three business days after the date that the Lehman Brothers Holdings affiliate completes such sale.

     If any of the common stocks or other equity securities included in the underlying basket are listed or traded on a bulletin board on a date specified above, the value of those common stocks or other equity securities will be determined using the average execution price that an affiliate of Lehman Brothers Holdings receives upon the sale of those common stocks or other equity securities used to hedge Lehman Brothers Holdings' obligations under the securities.

     "Closing prices" means the closing prices on the relevant exchange, trading system or market at 4:00 p.m., New York City time.

HYPOTHETICAL RETURNS

     The following table illustrates, for a range of hypothetical average levels of the underlying basket:

     o   the hypothetical average level of the underlying basket;

     o   the hypothetical alternative redemption amount per $10 security;


     o the percentage change of hypothetical alternative redemption amount over the principal amount;

     o the hypothetical total amount payable at stated maturity per $10 security;

     o   the hypothetical pre-tax total rate of return; and

     o the hypothetical annualized pre-tax rate of return, assuming a 4 3/4-year maturity.

                                       PERCENTAGE CHANGE OF
 HYPOTHETICAL       HYPOTHETICAL           HYPOTHETICAL          HYPOTHETICAL                         HYPOTHETICAL
    AVERAGE          ALTERNATIVE           ALTERNATIVE           TOTAL AMOUNT        HYPOTHETICAL      ANNUALIZED
 LEVEL OF THE        REDEMPTION         REDEMPTION AMOUNT         PAYABLE AT        PRE-TAX TOTAL       PRE-TAX
  UNDERLYING           AMOUNT           OVER THE PRINCIPAL      STATED MATURITY          RATE             RATE
    BASKET        PER $10 SECURITY            AMOUNT           PER $10 SECURITY       OF RETURN        OF RETURN
--------------   ------------------   ---------------------   ------------------   ---------------   -------------
       40                $ 4                   -60.0%                 $10                 0.0%             0.0%
       60                  6                   -40.0                   10                 0.0              0.0
       80                  8                   -20.0                   10                 0.0              0.0
      100                 10                    0.0                    10                 0.0              0.0
      120                 12                   20.0                    12                20.0              3.9
      140                 14                   40.0                    14                40.0              7.3
      160                 16                   60.0                    16                60.0             10.4
      180                 18                   80.0                    18                80.0             13.2
      200                 20                  100.0                    20               100.0             15.7

     The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rate of return will depend entirely on the actual average level of the underlying basket, the alternative redemption amount determined by the calculation agent and the actual maturity of the securities. In particular, the actual average level of the underlying basket could be lower or higher than those reflected in the table.

     The following graph shows the total return with respect to the securities for a range of hypothetical average levels of the underlying basket.


   Average Level
of Underlying Basket          Total Return
        40                         0%         }
        60                         0%         }     Minimum
        80                         0%         }     Payment
       100                         0%         }
       120                        20%             }
       140                        40%             }     Participation in
       160                        60%             }     Potential Equity
       180                        80%             }       Appreciation
       200                       100%             }

     You should compare the features of the securities to other available investments before deciding to purchase the securities. Due to the uncertainty concerning the alternative redemption amount, the return on an investment in the securities may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others. You should reach an investment decision only after carefully considering the suitability of the securities in light of your particular circumstances.

MARKET DISRUPTION EVENTS

     A market disruption event with respect to a common stock or other equity security included in the underlying basket will occur on any day if the calculation agent determines that:

     o A suspension, absence or material limitation of trading in that common stock or other equity security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock or other equity security not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other exchange, trading system or market, any other self-regulatory organization or the SEC of similar scope or as a replacement for Rule 80B may be considered material. For purposes of this prospectus supplement, "trading system" includes bulletin board services. Notwithstanding the first sentence of this paragraph, a market disruption event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of that security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

     o A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading in options contracts related to that common stock or other equity security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options contracts are traded or otherwise.

     o Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of that common stock or other equity security or in respect of options contracts related to that common stock or other equity security, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

     For purposes of determining whether a market disruption event has occurred:

     o a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

     o any suspension in trading in an options contract on a common stock or other equity security underlying the basket by a major securities exchange, trading system or market by reason of:

         o  a price change violating limits set by that securities market,

         o  an imbalance of orders relating to those contracts or

         o  a disparity in bid and ask quotes relating to those contracts will constitute a market disruption event notwithstanding that the suspension or material limitation is less than two hours;

     o a suspension or material limitation on an exchange, trading system or in a market will include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange, trading system or market but will not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

     o   "close of trading" means 4:00 p.m., New York City time.

     Under certain circumstances, the duties of Lehman Brothers, Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the securities.

     Based on the information currently available to Lehman Brothers Holdings, on October 27, 1997, the New York Stock Exchange suspended all trading during the one-half hour period preceding the close of trading pursuant to New York Stock Exchange Rule 80B. On August 12, 1999, the Chicago Board of Trade suspended all trading after 2:00 p.m., New York City time, because a power failure in the Chicago downtown area caused the CBT to close an hour early. The same power failure also caused the Chicago Board Options Exchange to halt trading for a one-half hour period. On September 16, 1999, stormy weather from Hurricane Floyd led the New York Mercantile and Commodity Exchange and the New

York Board of Trade to close early at noon and 1:00 p.m., respectively, New York City time. On June 8, 2001, the New York Stock Exchange suspended all trading during an 85-minute period starting at 10:10 a.m., New York City time, due to a system failure caused by new trading software installed overnight. The system failure at the New York Stock Exchange also caused the Chicago Mercantile Exchange to halt trading in its Standard & Poor's 500 stock index futures contracts and the Standard & Poor's MidCap 400 futures contracts for a 45-minute period. On June 29, 2001, a computer failure at NASDAQ's Trumbull, Connecticut office disabled two of NASDAQ's main trading platforms for approximately two hours. As a result of the breakdown of the trading platforms, NASDAQ was forced to extend its trading deadline that day to 5:00 p.m. New York City time. The terrorist attacks in New York, New York and Washington, D.C. on September 11, 2001 caused all of the principal U.S. exchanges and trading systems including, among others, the New York Stock Exchange, the Nasdaq National Market and the American Stock Exchange, to suspend trading after the attacks. Trading on the Chicago Mercantile Exchange resumed on September 12, 2001. Trading of equity securities on the New York Stock Exchange, the Nasdaq National Market and the American Stock Exchange resumed on September 17, 2001. Trading of debt securities on the New York Stock Exchange resumed on September 18, 2001 and on the American Stock Exchange on October 1, 2001. If any suspension of trading caused by similar events occurs during the term of the securities, that event could constitute a market disruption event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of those circumstances arising or not arising in the future.

CALCULATION AGENT

     Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as initial calculation agent for the securities. Pursuant to the calculation agency agreement, Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

     The calculation agent will determine the amount you receive at the stated maturity date of the securities. The calculation agent will determine the alternative redemption amount and whether you will receive the alternative redemption amount or the $10 minimum amount payable on each security.

     In addition, the calculation agent will determine:

     o the level of the underlying basket at the end of each quarterly period; see "The Underlying Basket--Maintenance of the underlying basket";

     o if adjustments are required to the multipliers or the underlying basket under various circumstances; see "The Underlying Basket--Adjustments to the multipliers and the underlying basket"; and

     o whether a market disruption event has occurred; see "--Market disruption events."

     Furthermore, if the American Stock Exchange is unable to obtain certain information necessary for its daily calculation and dissemination of the level of the underlying basket, the calculation agent will provide the necessary information. See "The Underlying Basket--Maintenance of the underlying basket." For these purposes, including calculation of the alternative redemption amount, the calculation agent will use the following procedures:

     o For determining the value of a foreign common stock or other equity security included in the underlying basket as a result of a merger or consolidation or otherwise (as described in "The Underlying Basket--Adjustments to the multipliers and the underlying basket"), the calculation agent will, once a day, value the underlying security using the most recent sales price available from the primary exchange, trading system or market in the home market quoted as of 4:00 p.m., New York City time, for the foreign common stock or other equity security;

     o For determining the applicable foreign exchange conversion rate for any foreign common stock or other equity security included in the underlying basket, the calculation agent will use the appropriate official W.M. Reuters spot closing rates, if available, to convert non-U.S. traded securities prices from the respective countries' currencies to U.S. dollars. If there are several quotes, the first quoted rate in that minute will be used to calculate the underlying basket. In the event there is no such exchange rate for a country's currency at 11:00 a.m., New York City time, securities will be valued at the last available dollar cross-rate quote before 11:00 a.m., New York City time.

     o For determining the value of a common stock or other equity security that is listed or quoted on a bulletin board service, the calculation agent will:

         -- when calculating the alternative redemption amount or the level of the underlying basket for the end of each quarterly period, use the average execution price that an affiliate of Lehman Brothers Holdings receives upon a sale of that common stock or other equity security used to hedge Lehman Brothers Holdings' obligations under the securities; and


         -- when calculating the value of the underlying basket each day, the calculation agent will use the average of the midpoint of the bid and ask prices provided by three market makers in that common stock or other equity security.

     The calculation agent will normally obtain the bid and ask prices promptly upon the opening of trading on that day.

     o For determining the value of other property, an equity security that is not traded or listed on an exchange, trading system or market or a non-equity security if an event occurs as described in "The Underlying Basket--Adjustments to the multipliers and the underlying basket," the calculation agent will determine, as soon as reasonably practicable after the date the property or security is received, the fair market value of that property or security based on the average execution price that an affiliate of Lehman Brothers Holdings receives upon a sale of that property or security used to hedge Lehman Brothers Holdings' obligations under the securities.

     o For determining the value of any common stock or other equity security included in the underlying basket, the "close of business" or "at closing" means 4:00 p.m., New York City time.

     All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

EVENTS OF DEFAULT AND ACCELERATION

     If an event of default with respect to any securities has occurred and is continuing, the amount payable to you upon any acceleration permitted under the senior indenture will be equal to, per $10 security, the greater of $10 or the alternative redemption amount calculated as though the date of acceleration was the stated maturity date and three business days before that date was the date for determining the level of the underlying basket for the last quarterly period. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claims of the holder of a security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, as though the commencement of the proceeding was the stated maturity and three business days before that date was the date for determining the level of the underlying basket for the last quarterly period. See "Description of Debt Securities--Defaults" beginning on page 13 of the accompanying prospectus.

                             THE UNDERLYING BASKET

     The underlying basket is composed of twenty publicly traded common stocks and other equity securities of companies in the consumer industry selected by Prudential Securities Equity Research Department. Prudential Securities Equity Research Department has selected a basket of common stocks and other equity securities that it believes to be an attractive investment over the term of the securities, based upon its current view of economic conditions, including consumer spending and business confidence, during this period. Each of the twenty common stocks and other equity securities is weighted equally with an initial weighting of 5.0%. The initial multiplier, or number of shares of each security initially included in the underlying basket, is equal to the initial weighting divided by the closing price of the security on the date of this prospectus supplement. See "--Adjustments to the multipliers and the underlying basket."

THE TWENTY COMMON STOCKS COMPRISING THE UNDERLYING BASKET

     The underlying basket will represent a weighted portfolio of the twenty common stocks and other equity securities in the underlying basket. The level of the underlying basket will increase or decrease depending on the performance of the common stocks and other equity securities that make up the underlying basket from time to time.

     As the values of the common stocks and other equity securities change over time, these weightings will also change, but the number of shares of each security initially included in the underlying basket will not change except in the event of certain extraordinary transactions involving the issuers of the shares. See "--Adjustments to the multipliers and the underlying basket."

     The twenty common stocks and other equity securities in the underlying basket, their principal U.S. trading markets, their principal U.S. exchange stock symbols, their initial weightings, their approximate market capitalizations and closing prices, and their initial multipliers are as follows:

                                                                               JUNE 30, 2002                INITIAL
                                            PRINCIPAL                             MARKET        CLOSING    MULTIPLIER
                                          U.S. TRADING    STOCK    INITIAL    CAPITALIZATION     STOCK      (NUMBER
COMPANY                                      MARKET      SYMBOL   WEIGHTING    ($ BILLIONS)      PRICE     OF SHARES)
-------                                      ------      ------   ---------    ------------      -----     ----------
3M Company .............................      NYSE         MMM        5.00%       $  47.9      $
American Express Company ...............      NYSE         AXP        5.00           48.3
Anheuser-Busch Companies, Inc. .........      NYSE         BUD        5.00           43.8
Archer-Daniels-Midland Company .........      NYSE         ADM        5.00            8.3
Avon Products, Inc. ....................      NYSE         AVP        5.00           12.4
Barnes & Noble, Inc. ...................      NYSE         BKS        5.00            1.8
Bed Bath & Beyond Inc. .................     Nasdaq       BBBY        5.00           11.0
Dean Foods Company .....................      NYSE         DF         5.00            3.3
Dell Computer Corporation ..............     Nasdaq       DELL        5.00           67.8
General Electric Company ...............      NYSE         GE         5.00          288.7
Harrah's Entertainment, Inc. ...........      NYSE         HET        5.00            5.1
The Home Depot, Inc. ...................      NYSE         HD         5.00           86.5
International Game Technology ..........      NYSE         IGT        5.00            5.1
Limited Brands, Inc. ...................      NYSE         LTD        5.00           11.1
Microsoft Corporation ..................     Nasdaq       MSFT        5.00          296.2
Nordstrom, Inc. ........................      NYSE         JWN        5.00            3.1
PepsiCo, Inc. ..........................      NYSE         PEP        5.00           85.2
Philip Morris Companies Inc. ...........      NYSE         MO         5.00           93.5
The Proctor & Gamble Company ...........      NYSE         PG         5.00          116.1
Target Corporation .....................      NYSE         TGT        5.00           34.6
                                                                      ----
TOTAL ..................................                               100%

----------
The market capitalization in the table above was obtained from Bloomberg L.P.

INFORMATION REGARDING THE ISSUERS OF THE COMMON STOCKS AND OTHER EQUITY SECURITIES COMPRISING THE UNDERLYING BASKET

     Annex A attached to this prospectus supplement contains certain information regarding the issuers of the securities comprising the underlying basket, as well as historical stock price information for these securities for each quarter of 2000, 2001 and 2002 (through June 30).

HISTORICAL PERFORMANCE OF THE UNDERLYING BASKET

     The performance of the underlying basket over the 4 3/4-year period commencing on October 1, 1997 and ending on June 30, 2002 is shown below. During this period, the underlying basket realized a total return of 72.0%. Assuming that the level of the underlying basket on October 1, 1997 was 100, the average of the levels of the underlying basket on the 19 quarterly dates would have been 149.2, which would equate to a total return of 49.2% and an annualized rate of return of 8.8%. By comparison, during the same period, the S&P 500 Index realized a total return of 4.5% and an annualized rate of return of 0.9%, excluding cash dividends. The S&P Consumer Discretionary Index realized a total return of 31.3% and an annualized rate of return of 5.9%, excluding cash dividends, during the same period. The following graph presents the performance of the underlying basket during this period:





                                [GRAPHIC OMITTED]





Note: The foregoing data was (i) adjusted to reflect that holders of Limited Brands, Inc. common stock received one share of Too, Inc. for each seven shares of Limited Brands, Inc.'s common stock in connection with the spin-off of Too, Inc. on August 24, 1999; (ii) adjusted to reflect that holders of The Procter & Gamble Company's common stock received one share of The J.M. Smucker Company for each fifty shares of The Procter & Gamble Company's common stock in connection with The J.M. Smucker Company's acquisition of the Jif peanut butter and Crisco cooking oils businesses from The Procter & Gamble Company on June 1, 2002; and (iii) adjusted to reflect any stock split or reverse split, extraordinary stock dividend or extraordinary stock distribution. Although the table above reflects the inclusion of Too, Inc. and The J.M. Smucker Company in the underlying basket from the dates of their respective spin-off or acquisition, these stocks are not included in the actual basket underlying the securities offered by this prospectus supplement. All information in the graph above was obtained from FactSet Research Systems Inc. and Bloomberg L.P.

     The information above is provided to help you evaluate the historical behavior of the underlying basket so that you can make an informed decision with respect to an investment in the securities. You should realize, however, that past performance is not necessarily indicative of how the underlying basket or the securities will perform in the future. You should be aware that the initial level of the underlying basket as of the date of this prospectus supplement will be reset at 100.

MAINTENANCE OF THE UNDERLYING BASKET

     The underlying basket represents a portfolio of the common stocks and other equity securities of the twenty companies included in the underlying basket for the 4 3/4-year period. The level of the underlying basket will increase or decrease by the performance of the common stocks and other equity securities that make up the underlying basket. The level of the underlying basket will also include any cash in the underlying basket.

     The American Stock Exchange will calculate and disseminate the level of the underlying basket every 15 seconds via the Consolidated Tape Association Network B. It will use, to the extent possible, the most recent sale prices of the underlying common stocks and other equity securities reported by the primary exchanges, trading systems or markets on which the common stocks and other equity securities are listed or traded. At the beginning of each day that the underlying basket is calculated, the initial level of the underlying basket will be the same as the closing level of the underlying basket from the previous day that the level of the underlying basket is calculated. As opening trades in the underlying common stocks and other equity securities are reported by the primary exchanges, trading systems or markets, these trades will be reflected in the published basket, to the extent possible.

     To the extent the American Stock Exchange is unable to obtain other information as to values essential to the American Stock Exchange's calculation and dissemination of the underlying basket, the calculation agent will provide that information to the American Stock Exchange. See "Description of the Securities--Calculation agent" for a description of the methods the calculation agent will use to determine those values. The calculation process will continue throughout each day that the underlying basket is calculated.

     After the close of trading on each day that the underlying basket is calculated, the underlying basket will continue to be updated to reflect the effects of any corrections, cancellations or late reported sales until the time at which the New York Stock Exchange disseminates its closing summary reports showing closing prices. The closing summaries for the primary exchanges, trading systems or markets will generally be considered the definitive source of closing price data when available. For purposes of determining the underlying basket levels, "close of trading" or "closing" means 4:00 p.m., New York City time.

     The underlying basket will be monitored daily for various types of corporate actions that may require an adjustment to the underlying basket. See "--Adjustments to the multipliers and the underlying basket."

     Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., and Prudential Securities or its affiliates may from time to time engage in business with one or more of the issuers of the underlying common stocks or other equity securities or with persons seeking to acquire these issuers. The services provided may include advisory services to the issuers or other persons, including merger and acquisition advisory services. In the course of its business, Lehman Brothers Holdings or its affiliates, including Lehman Brothers Inc., and Prudential Securities or its affiliates may acquire non-public information with respect to these issuers. In addition, one or more affiliates of Lehman Brothers Holdings or Prudential Securities may publish research reports with respect to these issuers. The actions may directly adversely affect the market prices of the underlying common stock or other equity security.

THE MULTIPLIERS FOR THE COMMON STOCKS AND OTHER EQUITY SECURITIES INCLUDED IN THE UNDERLYING BASKET

     The multiplier for each common stock and other equity security included in the underlying basket will be the number of shares, or fraction of a share, of each common stock or other equity security required so that the market price of that common stock or other equity security as of the date of this prospectus supplement is equal to the percentage of the underlying basket shown in the table on page S-19. The price used to determine the multiplier for each underlying common stock and other equity security will be the closing price for each security on the date of this prospectus supplement. The multiplier for each security will remain constant for the term of the securities unless adjusted for the extraordinary corporate events described below. Each multiplier will be rounded at the calculation agent's discretion.

ADJUSTMENTS TO THE MULTIPLIERS AND THE UNDERLYING BASKET

     Adjustments to a multiplier and the underlying basket will be made in the circumstances described below. For purposes of these adjustments, except as noted below, any ADRs, or American Depositary Receipts, are treated like common stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depository arrangement for the ADRs or if the holders of ADRs are entitled to receive property in respect of the underlying foreign share.

     o If a common stock is subject to a stock split or reverse stock split, then once the split has become effective, the multiplier relating to the common stock will be adjusted. The multiplier will be adjusted to equal the product of the number of shares outstanding after the split with respect to each share immediately prior to effectiveness of the split and the prior multiplier.

     o If a common stock is subject to an extraordinary stock dividend or extraordinary stock distribution that is given equally to all holders of shares, then once the common stock is trading ex-dividend, the multiplier will be increased by the product of the number of shares issued with respect to one share and the prior multiplier.

     o If the issuer of a common stock, or, in the case of an ADR, the issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, the common stock will continue to be included in the underlying basket so long as the primary exchange, trading system or market is reporting a market price for the common stock. If a market price, including a price on a bulletin board service, is no longer available for a common stock, then the value of the common stock will equal zero for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the level of the underlying basket to compensate for the deletion of that common stock.

     o If the issuer of a common stock, or, in the case of an ADR, the issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the underlying common stock are entitled to receive cash, securities, other property or a combination thereof in exchange for the common stock, then the following will be included in the underlying basket:

         -- To the extent cash is received, the underlying basket will include the amount of the cash consideration at the time holders are entitled to receive the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders are entitled to receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

         -- To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the former common stock will be removed from the underlying basket and the new securities will be added to the underlying basket. The multiplier for the new securities will equal the product of the last value of the multiplier of the original underlying common stock and the number of securities of the new security exchanged with respect to one share of the original common stock.

         -- To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the calculation agent will determine the fair market value of the securities or other property received and the underlying basket will include an amount of cash equal to the product of the multiplier and the fair market value. The underlying basket will also include accrued interest on that amount. Interest will accrue beginning the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the securities until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

     o If all of a common stock of an issuer is converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than that common stock, whether by capital reorganization, recapitalization or reclassification, then, once the conversion has become effective, the former common stock will be removed from the underlying basket and the new common stock will be added to the underlying basket. The multiplier for each new common stock added to the underlying basket will equal the product of the last value of the multiplier of the original common stock and the number of shares of the new common stock issued with respect to one share of the original common stock.

     o If the issuer of a common stock, or, in the case of an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new common stock or other equity security will be added to the underlying basket. The multiplier for the new common stock or other equity security will equal the product of the last value of the multiplier with respect to the original common stock and the number of shares of the new common stock or other equity security issued with respect to one share of the original underlying common stock.

     o If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act or is no longer a security quoted on the Nasdaq Stock Market, Inc., then the foreign share underlying the ADR will be deemed to be a new common stock included in the underlying basket. The initial multiplier for that new underlying common stock will equal the last value of the multiplier for the ADR multiplied by the number of underlying foreign shares represented by a single ADR.

     o If a common stock is subject to an extraordinary dividend or an extraordinary distribution, including upon liquidation or dissolution, of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of its common stock, then the underlying basket will include the following:

         -- To the extent cash is entitled to be received, the underlying basket will include on each day after the time that the common stock trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received. When the cash consideration is received, the underlying basket will include the amount of the cash consideration, plus accrued interest. Interest will accrue beginning the first London business day after the day that holders receive the cash consideration until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

         -- To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) are received, the calculation agent will determine the fair market value of the securities or other property received and the underlying basket will include an amount of cash equal to the product of the multiplier and the fair market value. The underlying basket will also include accrued interest on that amount. Interest will accrue beginning the first London business day after the day that an affiliate of Lehman Brothers Holdings sells the securities or other property used to hedge Lehman Brothers Holdings' obligations under the securities until the stated maturity date. Interest will accrue at a rate equal to LIBOR with a term corresponding to the interest accrual period stated in the preceding sentence.

         -- If similar corporate events occur with respect to the issuer of an equity security other than common stock that is included in the underlying basket, adjustments similar to the above will be made for that equity security. In addition, if any other corporate events occur with respect to the issuer or a common stock or other equity security included in the underlying basket, adjustments will be made to reflect the economic substance of those events.

     The payment of an ordinary cash dividend from current income or retained earnings will not result in an adjustment to the multiplier or entitle you to any cash payments.

     No adjustments of any multiplier of an underlying common stock will be required unless the adjustment would require a change of at least .1% (.001) in the multiplier then in effect. The multiplier resulting from any of the adjustments specified above will be rounded at the calculation agent's discretion.

     The securities are not sponsored, endorsed, sold or promoted by the American Stock Exchange. No inference should be drawn from the information contained in this prospectus supplement that the

American Stock Exchange makes any representation or warranty, implied or express, to Lehman Brothers Holdings, you or any member of the public regarding the advisability of investing in securities generally or in the securities in particular or the ability of the underlying basket to trace general stock market performance. The American Stock Exchange is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the securities to be issued or in the determination or calculation of the amount you receive upon maturity, redemption or repurchase. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the securities.

     Except with respect to the responsibility of the calculation agent to make certain calculations as described in this prospectus supplement, none of Lehman Brothers Holdings, the calculation agent or any underwriter accepts any responsibility for the calculation, maintenance or publication of the underlying basket. The American Stock Exchange disclaims all responsibility for any inaccuracies in the data on which the underlying basket is based, or any mistakes or errors or omissions in the calculation or dissemination of the underlying basket or for the manner in which the underlying basket is applied in determining the amount you receive upon maturity, redemption or repurchase.

                             UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of securities as of the date of this prospectus supplement. Except where noted, this summary deals only with a security held as a capital asset by a United States holder who purchases the security on original issue at its initial offering price, and it does not deal with special situations. For example, this summary does not address:

     o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

     o tax consequences to persons holding securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

     o tax consequences to holders of securities whose "functional currency" is not the U.S. dollar;

     o   alternative minimum tax consequences, if any; or

     o   any state, local or foreign tax consequences.

     The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

     If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding securities, you should consult your own tax advisors.

     If you are considering the purchase of securities, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

     The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of securities.

     For purposes of this discussion, a United States holder is a beneficial owner of a security that is for United States federal income tax purposes:

     o   a citizen or resident of the United States;

     o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

     o an estate the income of which is subject to United States federal income taxation regardless of its source; or

     o a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

ACCRUAL OF INTEREST

     The Treasury regulations that apply to contingent payment debt obligations will apply to the securities. All payments on the securities will be taken into account under these Treasury regulations. As discussed more fully below, the effect of these Treasury regulations will be to:

     o require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

     o result in the accrual of original issue discount by you based on the "comparable yield" of the securities even though no cash payments will be made to you; and

     o generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the securities.

     Under the contingent payment debt rules, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the "comparable yield" of the securities, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the securities.

     Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that estimates the amount and timing of contingent payments on the securities. Lehman Brothers Holdings has determined that the comparable
yield is an annual rate of     %, compounded semi-annually. Based on the
comparable yield, the projected payment schedule per $10 security is $     due
at maturity. Lehman Brothers Holdings agrees and, by purchasing a security, you agree, for United States federal income tax purposes, to be bound by Lehman Brothers Holdings' determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by us and the projected payments set forth in the projected payment schedule prepared by us in determining your interest accruals, and the adjustments thereto, in respect of the securities.

     THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE SECURITIES AND DO NOT CONSTITUTE A REPRESENTATION REGARDING THE ACTUAL AMOUNT OF THE PAYMENT ON A SECURITY.

     The amount of original issue discount on a security for each accrual period is determined by multiplying the comparable yield of the security, adjusted for the length of the accrual period, by the security's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt rules. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that you held the security. Lehman Brothers Holdings is required to provide information returns stating the amount of original issue discount accrued on securities held of record by persons other than corporations and other exempt owners.

     If an actual contingent payment made on the securities differs from the projected contingent payment, an adjustment will be made for the difference. A positive adjustment, for the amount by which an actual payment exceeds the projected contingent payment, will be treated as additional original issue discount in the current year. A negative adjustment will:

     o first, reduce the amount of original issue discount required to be accrued in the current year; and

     o second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the security.

SALE, EXCHANGE OR OTHER DISPOSITION OF SECURITIES

     Upon the sale, exchange or other disposition of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Such gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the security. Any loss in excess of that amount will be treated as capital loss. Special rules apply in determining the tax basis of a security. Your tax basis in a security is generally increased by original issue discount you previously accrued on the security.

NON-UNITED STATES HOLDERS

     The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a Non-United States holder of securities. Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

UNITED STATES FEDERAL WITHHOLDING TAX

     The 30% United States federal withholding tax will not apply to any payment, including original issue discount, on a security provided that:

     o you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of Lehman Brothers Holdings' voting stock within the meaning of the Code and the Treasury regulations;

     o you are not a controlled foreign corporation that is related to Lehman Brothers Holdings through stock ownership;

     o you are not a bank whose receipt of interest on a security is described in Section 881(c)(3)(A) of the Code;

     o   the stocks in the underlying basket remain actively traded; and

     o (1) you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder or (2) you hold your securities through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to holders that are pass-through entities rather than individuals.

     If you cannot satisfy the requirements described above, payments, including original issue discount, made to you will be subject to the 30% United States federal withholding tax, unless you provide Lehman Brothers Holdings with a properly executed (1) IRS Form W-8BEN claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI stating that interest paid on a security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

UNITED STATES FEDERAL INCOME TAX

     Any gain or income on a security will generally be subject to United States federal income tax if you are engaged in a trade or business in the United States, and gain or income on the securities is effectively connected with the conduct of that trade or business. In such case, you will be subject to United States federal income tax on such gain or income on a net income basis in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

UNITED STATES FEDERAL ESTATE TAX

     Your estate will not be subject to United States federal estate tax on securities beneficially owned by you at the time of your death, provided that
(1) any payment to you on a security, including original issue discount, would be eligible for exemption from the 30% federal withholding tax under the rules described in the bullet points under the heading "--Non-United States holders--United States federal withholding tax," without regard to the certification requirements of the fifth bullet point, and (2) original issue discount accrued on the securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are a United States holder of securities, information reporting requirements will generally apply to all payments Lehman Brothers Holdings makes to you and the proceeds from the sale of a security paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full interest income.

     If you are a Non-United States holder of securities, Lehman Brothers Holdings must report annually to the IRS and to you the amount of payments Lehman Brothers Holdings makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments Lehman Brothers Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and Lehman Brothers Holdings has received from you the statement described above under "Non-United States holders--United States federal withholding tax." In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a security made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

                              BOOK-ENTRY ISSUANCE

     The securities will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that Lehman Brothers Holdings will not issue certificates to you for the securities. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the securities. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant.

     When you purchase securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the securities on DTC's records. Since you actually own the securities, you are the beneficial owner. Your ownership interest will only be recorded on the direct or indirect participants' records. DTC has no knowledge of your individual ownership of the securities. DTC's records only show the identity of the direct participants and the amount of the securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

     The trustee for the securities will wire payments on the securities to DTC's nominee. Lehman Brothers Holdings and the trustee will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Lehman Brothers Holdings, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to proportionally credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of securities based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or Lehman Brothers Holdings.

     Securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     o DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law and a successor is not appointed by Lehman Brothers Holdings within 90 days; or

     o Lehman Brothers Holdings decides to discontinue use of the book-entry system.

     If the global security is exchanged for certificated securities, the trustee will keep the registration books for the securities at its corporate office and follow customary practices and procedures.

     DTC has provided Lehman Brothers Holdings with the following information:
DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

EUROCLEAR AND CLEARSTREAM

     Links have been established among DTC, Clearstream Banking, societe anonyme and Euroclear (two European book-entry depositories similar to DTC), to facilitate the initial issuance of the securities and cross-market transfers of the securities associated with secondary market trading.

     Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform those procedures and those procedures may be modified or discontinued at any time.

     Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each U.S. agent of Clearstream and Euroclear, as participants in DTC.

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the securities will appear on the next day, European time.

     Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     When a Clearstream or Euroclear participant wishes to transfer securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date; which day would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

                                  UNDERWRITING

     Lehman Brothers Holdings has entered into an underwriting agreement with Prudential Securities Incorporated and Lehman Brothers Inc. acting as underwriters. Lehman Brothers Holdings is obligated to sell, and the underwriters are obligated to purchase, all of the securities offered on the cover page of this prospectus supplement. Subject to certain conditions of the underwriting agreement, each underwriter has severally agreed to purchase the principal amount indicated opposite its name.

UNDERWRITERS                                   PRINCIPAL AMOUNT
------------                                   ----------------
Prudential Securities Incorporated ..........    $
Lehman Brothers Inc. ........................
                                                 -----------
   Total ....................................    $20,000,000
                                                 ===========

     The underwriters have advised Lehman Brothers Holdings that the securities will be offered to the public at the offering price indicated on the cover page of this prospectus supplement; it may also offer the securities to certain
dealers at the same price less a concession not in excess of    % of the
principal amount of the securities. After the securities are released for sale to the public, the underwriters may change the offering price and the concession.

     Lehman Brothers Holdings estimates that it will spend approximately
$        in expenses for this offering. Lehman Brothers Holdings has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of these liabilities. The underwriters have agreed to reimburse Lehman Brothers Holdings for its costs and expenses in connection with the offering of the securities.

     Lehman Brothers Inc., on behalf of the underwriters, may engage in the following activities in accordance with applicable securities rules:

     o Stabilizing and short covering; stabilizing bids to purchase the securities are permitted if they do not exceed a specified maximum price. After the distribution of securities has been completed, short covering purchases in the open market may reduce any short position. These activities may cause the price of the securities to be higher than would otherwise exist in the open market; and

     o Penalty bids permitting the underwriters to reclaim concessions from a syndicate member for the securities purchased in the stabilizing or short covering transaction.

     Such activities, which may be commenced and discontinued at any time, may be effected on the American Stock Exchange, in the over-the-counter market or otherwise. Also and prior to the pricing of the securities, and until such time when a stabilizing bid may have been made. Lehman Brothers Inc., which intends to make a market in the securities, may make bids for or purchases of securities subject to certain restrictions, known as passive market making activities. However, Lehman Brothers Inc. will not be obligated to engage in any market making activities, or to continue them once they are begun. Prudential Securities currently does not intend to create a secondary market in the securities.

     The underwriters have informed Lehman Brothers Holdings that they do not intend to sell securities to any investor who has granted them discretionary authority.

     The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the NASD regarding an NASD member firm underwriting securities of its affiliate.

     Prudential Securities and its affiliates, in the ordinary course of their businesses, regularly engage in transactions with Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings.

     Each underwriter has represented, warranted and agreed that:

     o It has not offered or sold and, prior to the expiry of six months from the closing date, will not offer to sell any securities to persons in the United Kingdom except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of the investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation of inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings as of November 30, 2001 and 2000, and for each of the years in the three-year period ended November 30, 2001, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2001, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

                                    ANNEX A

INFORMATION REGARDING THE ISSUERS OF THE COMMON STOCKS AND OTHER EQUITY SECURITIES COMPRISING THE UNDERLYING BASKET

     Each of the common stocks and other equity securities comprising the underlying basket is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the common stocks and other equity securities comprising the underlying basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     The following information regarding each of the issuers of the common stocks and other equity securities comprising the underlying basket is derived from reports filed by these issuers with the SEC.

     Neither Lehman Brothers Holdings nor Prudential Securities makes any representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

3M Company

     3M Company is an integrated enterprise characterized by substantial intercompany cooperation in research, manufacturing and marketing of products. The company's business has developed from its research and technology in coating and bonding for coated abrasives, the company's original product. Coating and bonding is the process of applying one material to another, such as abrasive granules to paper or cloth (coated abrasives), adhesives to a backing (pressure-sensitive tapes), ceramic coating to granular mineral (roofing granules), glass beads to plastic backing (reflective sheeting), and low-tack adhesives to paper (repositionable notes).

American Express Company

     American Express Company through its subsidiaries is in the business of providing travel related services, financial advisory services and international banking services throughout the world. The company offers travel related services principally through American Express Travel Related Services Company, Inc. and its subsidiaries. American Express Financial Corporation, or AEFC, and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, tax preparation and bookkeeping services, personal auto and homeowner's insurance and retail securities brokerage services. At December 31, 1999, American Express Financial Advisors Inc., AEFC's principal marketing subsidiary, maintained a nationwide financial planning field force of over 11,000 persons. American Express Bank Ltd., or AEBL, and its subsidiaries offers products that meet the financial service needs of three client groups: corporations, financial institutions and affluent individuals. AEBL's five business lines are commercial, correspondent, and private banking, personal financial services and global trading. AEBL does not do business in the United States except as it relates to its activities outside the United States.

Anheuser-Busch Companies, Inc.

     Anheuser-Busch Companies, Inc. is the holding company parent of Anheuser-Busch, Incorporated, or ABI, a Missouri corporation whose origins date back to 1875. In addition to ABI, which is the world's largest brewer of beer, the company is also the parent corporation to a number of subsidiaries that conduct various other business operations, including those related to the production and acquisition of brewing raw materials, the manufacture and recycling of aluminum beverage containers and the operation of theme parks.

Archer-Daniels-Midland Company

     Archer-Daniels-Midland Company is principally engaged in the procuring, transporting, storing, processing and merchandising of agricultural commodities and products. The company's operations are classified into two reportable business segments: Oilseeds & Corn Processing and Agricultural Services. The Oilseeds & Corn Processing segment processes oilseeds and corn, and sells the resulting processed products as food and feed ingredients and for industrial uses. The Agricultural Services segment utilizes the company's vast grain elevator and transportation network to buy, store, clean and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats and barley, and resells these commodities primarily as food or feed ingredients.

Avon Products, Inc.

     Avon Products, Inc. is a global manufacturer and marketer of beauty and related products. Avon's products fall into three product categories: "Beauty" which consists of cosmetics, fragrance and toiletries; "Beauty Plus" which consists of jewelry, watches and apparel and accessories; and "Beyond Beauty" which consists of home products, gift and decorative and candles. Avon's business primarily is comprised of one industry segment, direct selling, which is conducted in North America, Latin America, the Pacific and Europe.

Barnes & Noble, Inc.

     Barnes & Noble, Inc. is the nation's largest bookseller, with 908 bookstores in all 50 states and the District of Columbia. The company's principal business is the retail sale of trade books (generally hardcover and paperback consumer titles, excluding educational textbooks and specialized religious titles), mass market paperbacks (such as mystery, romance, science fiction and other popular fiction), children's books, bargain books and magazines.

Bed Bath & Beyond Inc.

     Bed Bath & Beyond Inc. believes that it is the nation's largest operator of stores selling predominantly better quality domestics merchandise and home furnishings typically found in better department stores. Bed Bath & Beyond stores are typically larger in size than other stores in its market selling similar product categories and offering a breadth and depth of selection in most of its product categories. The company's domestics merchandise line includes items such as bed linens, bath accessories and kitchen textiles, and the company's home furnishings line includes items such as cookware, dinnerware, glassware and basic housewares.

Dean Foods Company

     Dean Foods Company is the leading processor and distributor of fresh milk and other dairy products in the United States, and a leader in the specialty foods industry. The company has five operating divisions, including Dairy Group, Morningstar Foods, Specialty Foods, Puerto Rico and International.

Dell Computer Corporation

     Dell Computer Corporation is the world's leading computer systems company and a premier provider of computing products and services. The company was founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, the company could best understand customer needs and efficiently provide the most effective computing solutions to meet those needs. The company's business strategy is based upon the direct model. The direct model seeks to deliver a superior customer experience through direct, comprehensive customer relationships, cooperative research and development with technology partners, use of the Internet, computer systems custom-built to customer specifications, and service and support programs tailored to specific customer needs.

General Electric Company

     General Electric Company is one of the largest and most diversified industrial corporations in the world. The company has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, the company has developed or acquired new technologies and services that have broadened considerably the scope of its activities.

     The company's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

     The company's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., the company delivers network television services, operates television stations, and provides cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., the company offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

Harrah's Entertainment, Inc.

     Harrah's Entertainment, Inc. operates casinos in more markets in the United States than any other casino company. The company conducts its business through a wholly owned subsidiary, Harrah's Operating Company, Inc., or HOC, and through HOC's subsidiaries. The company's principal asset is the stock of HOC, which holds, directly or indirectly through subsidiaries, substantially all of the assets of the company's businesses.

     As of December 31, 2001, Harrah's owned and/or operated a total of approximately 1,458,021 square feet of casino space, 41,719 slot machines, 1,114 table games, 13,477 hotel rooms or suites, approximately 371,405 square feet of convention space, and 101 restaurants.

The Home Depot, Inc.

     The Home Depot, Inc. is the world's largest home improvement retailer and the second largest retailer in the United States based on net sales volume for fiscal 2001. At the end of the company's 2001 fiscal year, the company was operating 1,333 stores. Most of its stores are either Home Depot (Registered Trademark) stores or EXPO Design Center (Registered Trademark) stores.

International Game Technology

     International Game Technology is one of the largest manufacturers of computerized casino gaming products and operators of proprietary gaming systems in the world and was the first to develop computerized video gaming machines. Since its founding in 1980, the company has principally served the casino gaming industry in the United States. In 1986, the company began expanding its business internationally, and in addition to its production in the United States, the company currently manufactures its gaming products in the United Kingdom and through a third party manufacturer in Japan. The company also maintains sales offices in selected legalized gaming jurisdictions globally, including Australia, Argentina, New Zealand, Peru, South Africa and The Netherlands. The company provides gaming products in every significant legalized gaming jurisdiction in the world.

Limited Brands, Inc.

     Limited Brands, Inc. sells women's and men's apparel, women's intimate apparel and personal care products under various trade names through its specialty retail stores and direct response (catalog and e-commerce) businesses. Merchandise is targeted to appeal to customers in various market segments that have distinctive consumer characteristics. As of February 2, 2002, the company conducted its business in two primary segments: (1) the apparel segment, which derives its revenues from the sale of women's and men's apparel; and (2) Intimate Brands, Inc. (On March 21, 2002, the Company completed a tax-free tender offer and merger, which resulted in the acquisition of the Intimate Brands), which derives its revenues from the sale of women's intimate and other apparel, personal care products and accessories.

Microsoft Corporation

     Microsoft Corporation develops, manufactures, licenses, and supports a wide range of software products for a multitude of computing devices. Microsoft (Registered Trademark) software includes scalable operating systems for servers, personal computers (PCs), and intelligent devices; server applications for client/server environments; knowledge worker productivity applications; and software development tools. The company's online efforts include the MSN (Registered Trademark) network of Internet products and services and alliances with companies involved with broadband access and various forms of digital interactivity. Microsoft also licenses consumer software programs; sells hardware devices; provides consulting services; trains and certifies system integrators and developers; and researches and develops advanced technologies for future software products.

Nordstrom, Inc.

     Nordstrom, Inc. is the successor to a retail shoe business started in 1901. As of January 31, 2002, the Company operated 80 large specialty stores in Alaska, Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan Minnesota, New Jersey, New York, Ohio, Oregon, Pennsylvania, Rhode Island, Texas, Utah, Virginia and Washington, selling a wide selection of apparel, shoes and accessories for women, men and children.

PepsiCo, Inc.

     PepsiCo, Inc. completed a merger transaction with The Quaker Oats Company ("Quaker") on August 2, 2001 whereby Quaker became a wholly-owned subsidiary of PepsiCo.

     The company has three primary lines: snack foods, beverage, and the newly acquired Quaker. The company's snack food business is comprised of two business units: Frito-Lay North America and Frito-Lay International. The company's beverage business is comprised of three business units: Pepsi-Cola North America, Gatorade/Tropicana North America and PepsiCo Beverages International. Quaker Foods North America ("QFNA") manufactures, markets and sells hot and ready-to-eat cereals, flavored rice and pasta products, mixes and syrups, hominy grits and cornmeal in the United States and Canada. QFNA products include Quaker oatmeal, Cap'n Crunch and Life ready-to-eat cereals, Rice-A-Roni rice, Aunt Jemima mixes and syrups, Quaker grits, Pasta Roni pasta and Near East rice. QFNA utilizes both its own and broker sales forces who sell to a variety of wholesale and retail accounts.

Philip Morris Companies Inc.

     Philip Morris Companies Inc., through its wholly-owned subsidiaries, Philip Morris Incorporated, Philip Morris International Inc. and Miller Brewing Company, and its majority-owned (83.9%) subsidiary, Kraft Foods Inc., is engaged in the manufacture and sale of various consumer products, including cigarettes, foods and beverages, and beer. Philip Morris Capital Corporation, another wholly-owned subsidiary, is primarily engaged in leasing activities. The company is the largest consumer packaged goods company in the world. In April 2002, the company's shareholders approved changing the company's name from Philip Morris Companies Inc. to Altria Group, Inc.

The Procter & Gamble Company

     The Procter & Gamble Company has been built from a business founded in 1837 by William Procter and James Gamble. Today, the company manufactures and markets a broad range of consumer products in many countries throughout the world. The company's business is organized into five product-based, reportable segments called Global Business Units. These units are: Fabric and Home Care; Baby, Feminine and Family Care; Beauty Care; Health Care; and Food and Beverage.

Target Corporation

     Target Corporation focuses on general merchandise retailing through three operating divisions: Target, Mervyn's California and Marshall Field's. Target is an upscale discounter that offers quality merchandise at attractive prices in clean, spacious and guest-friendly stores. On May 4, 2002, Target operated 1,081 stores in 47 states. Mervyn's California is a promotional and middle-market department store. On May 4, 2002, Mervyn's operated 264 stores in 14 states. Marshall Field's in a full-service department store that emphasizes fashion leadership, quality merchandise and superior guest service. On May 4, 2002, Marshall Field's operated 64 stores in 8 states.

HISTORICAL INFORMATION ABOUT THE MARKET PRICE OF THE COMMON STOCKS AND OTHER EQUITY SECURITIES INCLUDED IN THE UNDERLYING BASKET

     The following tables present the high and low closing prices for the common stocks and other equity securities included in the underlying basket as reported on the United States national stock exchange on which each common stock or other equity security is listed during each quarter in 2000, 2001 and 2002 (through June 30, 2002) and the closing price at the end of each quarter in 2000, 2001 and 2002 (through June 30, 2002). These prices are not indications of future performance. Neither Lehman Brothers Holdings nor Prudential Securities can assure you that the prices of these common stocks or other equity securities will increase enough so that the alternative redemption amount of the securities will be greater than $10 per $10 security. The historical prices below have been adjusted to reflect, in each case, any stock split or reverse stock split. All information in these tables was obtained from FactSet Research Systems Inc.

                                   3M COMPANY

                                 HIGH           LOW         CLOSING
                                 PRICE         PRICE         PRICE
                             ------------   -----------   -----------

2000
  First Quarter ..........   $ 102.94       $  79.00      $  88.56
  Second Quarter .........      97.50          81.75         82.50
  Third Quarter ..........      96.75          81.75         91.13
  Fourth Quarter .........     121.94          87.25        120.50
2001
  First Quarter ..........   $ 119.19       $ 101.75      $ 103.90
  Second Quarter .........     125.50          98.62        114.10
  Third Quarter ..........     117.26          86.98         98.40
  Fourth Quarter .........     120.63          96.86        118.21
2002
  First Quarter ..........   $ 123.01       $ 103.70      $ 115.01
  Second Quarter .........     130.07         112.91        123.00


                           AMERICAN EXPRESS COMPANY

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 56.33       $ 40.92       $ 49.65
  Second Quarter .........     56.88         44.67         52.13
  Third Quarter ..........     61.88         51.94         60.75
  Fourth Quarter .........     63.00         51.38         54.94
2001
  First Quarter ..........   $ 55.94       $ 34.70       $ 41.30
  Second Quarter .........     46.05         36.20         38.80
  Third Quarter ..........     41.49         25.61         29.06
  Fourth Quarter .........     36.05         27.44         35.69
2002
  First Quarter ..........   $ 42.53       $ 32.90       $ 40.96
  Second Quarter .........     44.87         35.67         36.32


                        ANHEUSER-BUSCH COMPANIES, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 38.06       $ 27.47       $ 31.13
  Second Quarter .........     40.66         32.69         37.34
  Third Quarter ..........     44.31         38.13         42.31
  Fourth Quarter .........     49.81         39.63         45.50
2001
  First Quarter ..........   $ 46.46       $ 38.50       $ 45.93
  Second Quarter .........     46.45         38.88         41.20
  Third Quarter ..........     44.49         39.75         41.88
  Fourth Quarter .........     46.51         39.70         45.21
2002
  First Quarter ..........   $ 52.73       $ 45.21       $ 52.20
  Second Quarter .........     53.95         49.10         50.00





                        ARCHER-DANIELS-MIDLAND COMPANY

                                 HIGH          LOW        CLOSING
                                PRICE         PRICE        PRICE
                             -----------   ----------   ----------

2000
  First Quarter ..........   $ 12.13       $  8.22      $  9.35
  Second Quarter .........     11.11          8.84         8.90
  Third Quarter ..........      9.69          7.92         8.21
  Fourth Quarter .........     14.29          8.51        14.29
2001
  First Quarter ..........   $ 15.20       $ 12.52      $ 12.52
  Second Quarter .........     13.34         10.48        12.43
  Third Quarter ..........     14.05         12.05        12.59
  Fourth Quarter .........     15.60         12.00        14.35
2002
  First Quarter ..........   $ 14.65       $ 13.17      $ 13.93
  Second Quarter .........     14.56         12.65        12.79

                              AVON PRODUCTS, INC.


                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 34.00       $ 25.38       $ 29.25
  Second Quarter .........     44.50         29.25         44.50
  Third Quarter ..........     43.88         36.81         40.88
  Fourth Quarter .........     49.56         38.75         47.88
2001
  First Quarter ..........   $ 47.25       $ 38.42       $ 39.99
  Second Quarter .........     47.67         36.77         46.28
  Third Quarter ..........     49.59         42.50         46.25
  Fourth Quarter .........     49.45         43.62         46.50
2002
  First Quarter ..........   $ 55.35       $ 44.11       $ 54.32
  Second Quarter .........     56.96         48.09         52.24


                              BARNES & NOBLE, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 24.25       $ 16.69       $ 23.44
  Second Quarter .........     23.81         16.75         22.25
  Third Quarter ..........     23.69         17.13         19.69
  Fourth Quarter .........     28.69         16.50         26.50
2001
  First Quarter ..........   $ 28.06       $ 22.06       $ 23.90
  Second Quarter .........     40.03         23.80         39.35
  Third Quarter ..........     43.50         33.55         36.10
  Fourth Quarter .........     38.25         24.00         29.60
2002
  First Quarter ..........   $ 34.81       $ 29.10       $ 30.99
  Second Quarter .........     34.32         25.85         26.43


                            BED BATH & BEYOND INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 21.81       $ 11.38       $ 19.69
  Second Quarter .........     21.22         16.38         18.13
  Third Quarter ..........     25.31         17.09         24.39
  Fourth Quarter .........     26.44         20.17         22.38
2001
  First Quarter ..........   $ 28.44       $ 21.31       $ 24.56
  Second Quarter .........     31.73         24.06         31.20
  Third Quarter ..........     33.03         20.38         25.46
  Fourth Quarter .........     34.94         24.30         33.90
2002
  First Quarter ..........   $ 35.22       $ 30.90       $ 33.75
  Second Quarter .........     37.74         31.45         37.74


                               DEAN FOODS COMPANY


                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 22.00       $ 18.13       $ 20.13
  Second Quarter .........     24.44         19.44         24.44
  Third Quarter ..........     26.03         22.38         25.34
  Fourth Quarter .........     25.06         20.84         24.00
2001
  First Quarter ..........   $ 24.96       $ 21.56       $ 24.05
  Second Quarter .........     28.28         22.86         26.55
  Third Quarter ..........     31.93         26.22         31.57
  Fourth Quarter .........     36.24         28.13         34.10
2002
  First Quarter ..........   $ 37.93       $ 30.53       $ 37.86
  Second Quarter .........     38.50         35.35         37.30



                           DELL COMPUTER CORPORATION

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 58.13       $ 35.56       $ 53.94
  Second Quarter .........     55.44         42.38         49.31
  Third Quarter ..........     53.56         30.81         30.81
  Fourth Quarter .........     32.56         16.63         17.44
2001
  First Quarter ..........   $ 28.44       $ 17.50       $ 25.69
  Second Quarter .........     30.49         22.19         26.15
  Third Quarter ..........     28.74         16.63         18.53
  Fourth Quarter .........     29.67         18.54         27.18
2002
  First Quarter ..........   $ 29.64       $ 23.76       $ 26.11
  Second Quarter .........     27.95         22.33         26.14


                           GENERAL ELECTRIC COMPANY


                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 54.50       $ 41.75       $ 51.88
  Second Quarter .........     55.33         48.50         53.00
  Third Quarter ..........     60.00         49.81         57.69
  Fourth Quarter .........     59.75         47.44         47.94
2001
  First Quarter ..........   $ 48.06       $ 37.70       $ 41.86
  Second Quarter .........     53.40         39.60         48.75
  Third Quarter ..........     50.20         30.37         37.20
  Fourth Quarter .........     41.55         36.34         40.08
2002
  First Quarter ..........   $ 41.55       $ 35.00       $ 37.45
  Second Quarter .........     37.30         28.90         29.05

                          HARRAH'S ENTERTAINMENT, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 25.19       $ 17.38       $ 18.56
  Second Quarter .........     23.00         17.88         20.94
  Third Quarter ..........     29.75         21.81         27.50
  Fourth Quarter .........     29.13         23.50         26.38
2001
  First Quarter ..........   $ 32.85       $ 23.88       $ 29.43
  Second Quarter .........     38.08         28.50         35.30
  Third Quarter ..........     35.79         22.93         27.01
  Fourth Quarter .........     37.44         25.51         37.01
2002
  First Quarter ..........   $ 44.85       $ 35.61       $ 44.26
  Second Quarter .........     50.95         42.96         44.35


                              THE HOME DEPOT, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 68.06       $ 51.00       $ 64.50
  Second Quarter .........     67.75         46.06         49.94
  Third Quarter ..........     58.31         48.06         53.06
  Fourth Quarter .........     55.56         34.88         45.69
2001
  First Quarter ..........   $ 51.69       $ 39.67       $ 43.10
  Second Quarter .........     53.45         41.50         46.55
  Third Quarter ..........     50.37         32.80         38.37
  Fourth Quarter .........     51.62         37.60         51.01
2002
  First Quarter ..........   $ 52.07       $ 47.00       $ 48.61
  Second Quarter .........     50.36         35.67         36.73


                         INTERNATIONAL GAME TECHNOLOGY

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 22.38       $ 17.44       $ 21.69
  Second Quarter .........     28.56         20.25         26.50
  Third Quarter ..........     34.50         26.88         33.63
  Fourth Quarter .........     48.50         32.81         48.00
2001
  First Quarter ..........   $ 56.75       $ 43.88       $ 50.35
  Second Quarter .........     65.31         47.35         62.75
  Third Quarter ..........     64.11         38.90         42.50
  Fourth Quarter .........     71.03         41.10         68.30
2002
  First Quarter ..........   $ 70.09       $ 60.80       $ 62.32
  Second Quarter .........     64.42         53.75         56.70


                              LIMITED BRANDS, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 21.06       $ 14.59       $ 21.06
  Second Quarter .........     25.72         20.59         21.63
  Third Quarter ..........     24.81         18.88         22.06
  Fourth Quarter .........     27.75         14.94         17.06
2001
  First Quarter ..........   $ 20.74       $ 15.14       $ 15.72
  Second Quarter .........     17.25         14.61         16.52
  Third Quarter ..........     17.09          9.45          9.50
  Fourth Quarter .........     14.97          9.42         14.72
2002
  First Quarter ..........   $ 18.95       $ 14.72       $ 17.90
  Second Quarter .........     22.25         16.00         21.30




                             MICROSOFT CORPORATION

                                 HIGH           LOW          CLOSING
                                 PRICE         PRICE          PRICE
                             ------------   -----------   ------------

2000
  First Quarter ..........   $ 116.56       $ 89.38       $ 106.25
  Second Quarter .........      90.88         61.44          80.00
  Third Quarter ..........      82.00         60.31          60.31
  Fourth Quarter .........      70.88         41.50          43.38
2001
  First Quarter ..........   $  64.69       $ 43.38       $  54.69
  Second Quarter .........      73.68         51.94          73.00
  Third Quarter ..........      72.57         49.71          51.17
  Fourth Quarter .........      69.49         51.79          66.25
2002
  First Quarter ..........   $  69.86       $ 57.99       $  60.31
  Second Quarter .........      60.38         48.62          54.70


                                NORDSTROM, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 29.50       $ 19.56       $ 29.50
  Second Quarter .........     33.75         22.44         24.13
  Third Quarter ..........     25.19         14.88         15.56
  Fourth Quarter .........     19.00         14.31         18.19
2001
  First Quarter ..........   $ 21.06       $ 16.06       $ 16.28
  Second Quarter .........     19.07         15.86         18.55
  Third Quarter ..........     22.94         14.43         14.45
  Fourth Quarter .........     20.37         14.10         20.23
2002
  First Quarter ..........   $ 26.23       $ 19.91       $ 24.50
  Second Quarter .........     26.37         22.25         22.65

                                 PEPSICO, INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 38.25       $ 30.50       $ 34.88
  Second Quarter .........     44.44         35.31         44.44
  Third Quarter ..........     47.00         39.75         46.00
  Fourth Quarter .........     49.75         42.38         49.56
2001
  First Quarter ..........   $ 49.38       $ 41.62       $ 43.95
  Second Quarter .........     46.47         41.26         44.20
  Third Quarter ..........     49.59         43.69         48.50
  Fourth Quarter .........     50.28         46.60         48.69
2002
  First Quarter ..........   $ 51.95       $ 47.55       $ 51.50
  Second Quarter .........     53.12         48.20         48.20


                         PHILIP MORRIS COMPANIES INC.

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 24.50       $ 18.94       $ 21.13
  Second Quarter .........     28.56         20.69         26.56
  Third Quarter ..........     33.88         23.56         29.44
  Fourth Quarter .........     45.25         29.63         44.00
2001
  First Quarter ..........   $ 51.75       $ 40.13       $ 47.45
  Second Quarter .........     53.00         44.51         50.75
  Third Quarter ..........     49.00         43.16         48.29
  Fourth Quarter .........     51.31         44.93         45.85
2002
  First Quarter ..........   $ 53.94       $ 45.85       $ 52.67
  Second Quarter .........     57.72         42.87         43.68


                          THE PROCTER & GAMBLE COMPANY

                                 HIGH           LOW         CLOSING
                                 PRICE         PRICE         PRICE
                             ------------   -----------   -----------

2000
  First Quarter ..........   $ 117.75       $ 53.63       $ 56.50
  Second Quarter .........      70.50         53.69         57.25
  Third Quarter ..........      67.00         54.56         67.00
  Fourth Quarter .........      78.44         67.94         78.44
2001
  First Quarter ..........   $  78.50       $ 60.20       $ 62.60
  Second Quarter .........      68.29         56.64         63.80
  Third Quarter ..........      77.00         64.47         72.79
  Fourth Quarter .........      81.46         69.80         79.13
2002
  First Quarter ..........   $  90.40       $ 76.93       $ 90.09
  Second Quarter .........      94.40         87.02         89.30


                               TARGET CORPORATION

                                 HIGH          LOW         CLOSING
                                PRICE         PRICE         PRICE
                             -----------   -----------   -----------

2000
  First Quarter ..........   $ 38.59       $ 27.94       $ 37.38
  Second Quarter .........     38.50         26.22         29.00
  Third Quarter ..........     31.88         23.25         25.63
  Fourth Quarter .........     33.69         22.75         32.25
2001
  First Quarter ..........   $ 39.00       $ 32.75       $ 36.08
  Second Quarter .........     39.93         34.31         34.60
  Third Quarter ..........     39.03         26.68         31.75
  Fourth Quarter .........     41.25         29.10         41.05
2002
  First Quarter ..........   $ 45.72       $ 39.46       $ 43.12
  Second Quarter .........     45.00         36.33         38.10

PROSPECTUS



                                 $1,165,000,000


                         LEHMAN BROTHERS HOLDINGS INC.

MAY OFFER--


                                 DEBT SECURITIES
                                    WARRANTS
                               PURCHASE CONTRACTS
                                      UNITS


                               ----------------
     The Securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.



     Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.



     The securities offered pursuant to this prospectus will have an initial aggregate offering price of up to $1,165,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, subject to reduction as a result of the sale under certain circumstances of other securities.



                               ----------------



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.




                               ----------------


June 21, 2001

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Lehman Brothers Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

o this prospectus, which explains the general terms of the securities that Lehman Brothers Holdings may offer;

o the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

o the documents referred to in "Where You Can Find More Information" on page 6 for information about Lehman Brothers Holdings, including its financial statements.

                         LEHMAN BROTHERS HOLDINGS INC.

     Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

     The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

     Lehman Brothers Holdings' principal executive office is at Three World Financial Center, New York, New York 10285, and its telephone number is (212) 526-7000.

               THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER

     Lehman Brothers Holdings may use this prospectus to offer up to $1,165,000,000 of:

o    debt securities,

o    warrants,

o    purchase contracts, and

o units, comprised of two or more debt securities, warrants and purchase contracts, in any combination.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     The debt securities, warrants, purchase contracts and units are unsecured obligations of Lehman Brothers Holdings. Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor. Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Lehman Brothers Holdings in the form of senior or subordinated debt. Senior debt includes Lehman Brothers Holdings' notes, debt and guarantees and any other indebtedness for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, will not be entitled to interest, principal or other payments if payments on the senior debt are not made. The senior and subordinated debt will be issued under separate indentures. Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue.

     Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

o    securities of one or more issuers, including Lehman Brothers Holdings,

o    one or more currencies,

o    one or more commodities,

o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or

o    one or more indices or baskets of the items described above.

     For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.


WARRANTS

     Lehman Brothers Holdings may offer two types of warrants:

o    warrants to purchase Lehman Brothers Holdings' debt securities, and

o warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o  securities of one or more issuers, including Lehman Brothers Holdings,

     o  one or more currencies,

     o  one or more commodities,

     o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and

     o  one or more indices or baskets of the items described above.

     For any particular warrants Lehman Brothers Holdings offers, the prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. Lehman Brothers Holdings will issue the warrants under warrant agreements between Lehman Brothers Holdings and one or more warrant agents and may issue warrants under a unit agreement described below.

PURCHASE CONTRACTS

     Lehman Brothers Holdings may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o    securities of one or more issuers, including Lehman Brothers Holdings,

     o    one or more currencies,

     o    one or more commodities,

     o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and

     o    one or more indices or baskets of the items described above.

     For any particular purchase contracts Lehman Brothers Holdings offers, the prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. Lehman Brothers Holdings will issue prepaid purchase contracts under an indenture for debt securities described above and may issue purchase contracts under a unit agreement described below.

UNITS

     Lehman Brothers Holdings may offer units, comprised of two or more debt securities, warrants and purchase contracts, in any combination. For any particular units Lehman Brothers Holdings offers, the prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. Lehman Brothers Holdings may issue the units under unit agreements between Lehman Brothers Holdings and one or more unit agents.

FORM OF SECURITIES

     Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, Luxembourg, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. Lehman Brothers Holdings will issue the securities only in registered form, without coupons.

PAYMENT CURRENCIES

     Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

LISTING

     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

                                 USE OF PROCEEDS

     Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations. Lehman Brothers Holdings may use a portion of the proceeds from the sale of securities to hedge its exposure to payments that it may have to make on such securities as described below under "Use of Proceeds and Hedging".

                              PLAN OF DISTRIBUTION

     Lehman Brothers Holdings may sell the offered securities in any of the following ways:

     o    to or through underwriters or dealers;

     o    by itself directly;

     o    through agents; or

     o    through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Lehman Brothers Holdings will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

     If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                       WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-61878) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

     o Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on March 9, 2001;

     o Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;

     o Current Reports on Form 8-K, filed with the SEC on January 4, January 5, February 27, March 13, March 21, April 26 (two filings), May 2, May 22, June 1, June 14 and June 19, 2001.

     All documents Lehman Brothers Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

      Controller's Office
      Lehman Brothers Holdings Inc.
      Three World Financial Center
      New York, New York 10285
      (212) 526-0660

                           -------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE. LEHMAN BROTHERS HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. LEHMAN BROTHERS HOLDINGS IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT.

                           USE OF PROCEEDS AND HEDGING

     General. Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

     o    fund the business of its operating units;

     o fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

     o lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

     Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.

     Hedging. Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in the securities or other assets underlying the offered securities or assets used to determine the relevant index or indices. Lehman Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to the relevant index or underlying assets. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.

     Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in the underlying instrument, the assets underlying any such instrument or other derivative or similar instruments related thereto. These other hedging activities may occur from time to time before the offered securities mature and will depend on market conditions and the value of the underlying instrument.

     In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in offered securities from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Lehman Brothers Holdings or its subsidiaries have long hedge positions in, options contracts in, or other derivative or similar instruments related to, the underlying assets or measures, Lehman Brothers Holdings or its subsidiaries may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, index (or the assets underlying the index), currency, commodity or interest rate. However, Lehman Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value. Lehman Brothers Holdings will use the remainder of the proceeds from the sale of offered securities for general corporate purposes as described above.

                       RATIO OF EARNINGS TO FIXED CHARGES




                                                                                                               THREE
                                                                                                               MONTHS
                                                                YEAR ENDED NOVEMBER 30,                        ENDED
                                               ---------------------------------------------------------    FEBRUARY 28,
                                                  1996        1997        1998        1999        2000          2001
                                               ---------   ---------   ---------   ---------   ---------   -------------
Ratio of Earnings to Fixed Charges .........       1.06        1.07        1.07        1.12        1.14          1.12

                         DESCRIPTION OF DEBT SECURITIES

     Please note that in this section entitled "Description of Debt Securities", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures". The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6 or by contacting the applicable indenture trustee.

     A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.

     The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. As you read this section, please remember that the specific terms of your debt security as described in the prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. You should read carefully the particular terms of a series of debt securities, which will be described in more detail in the prospectus supplement. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your debt security.

     Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be The Chase Manhattan Bank (formerly known as Chemical Bank).

     The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman Brothers Holdings. Lehman Brothers Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

TYPES OF DEBT SECURITIES

     Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

     Fixed and Floating Rate Debt Securities

     Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman Brothers Holdings.

     Indexed Debt Securities

     Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. An indexed debt security provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

     o    securities of one or more issuers, including Lehman Brothers Holdings,

     o    one or more currencies,

     o    one or more commodities,

     o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than Lehman Brothers Holdings, and/or

     o    one or more indices or baskets of the items described above.

     Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

     An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at Lehman Brothers Holdings' option or at the holder's option. Some indexed debt securities may be exchangeable, at Lehman Brothers Holdings' option or the holder's option, for securities of an issuer other than Lehman Brothers Holdings.

     If you purchase an indexed debt security, the prospectus supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the security may be settled physically or in cash.

     No holder of an indexed debt security will, as such, have any rights of a holder of the index property referenced in the debt security or deliverable upon settlement, including any right to receive payment thereunder.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

     o    the title;

     o    whether senior or subordinated debt;

     o    the total principal amount offered;

     o the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

     o    the maturity date or dates;

     o whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

     o if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

     o if the debt security is an original issue discount debt security, the yield to maturity;

     o if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period;

     o the date or dates from which interest, if any, will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

     o if the debt securities are indexed debt securities, the amount Lehman Brothers Holdings will pay you at maturity, the amount of interest, if any, Lehman Brothers Holdings will pay you on an interest payment date or the formula Lehman Brothers Holdings will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

     o if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable on the indexed debt securities if any index changes or ceases to be made available by its publisher;

     o if other than in United States dollars, the currency or currency unit in which the securities are denominated and in which payment will be made;

     o    any provisions for the payment of additional amounts for taxes;

     o the denominations in which the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     o the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;

     o any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     o any provisions for the discharge of Lehman Brothers Holdings' obligations relating to the securities by deposit of funds or United States government obligations;

     o the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

     o any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

     o    any other specific terms of the securities.

     The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

PAYMENT AND PAYING AGENTS

     Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

CALCULATION AGENTS

     Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings except subordinated debt.

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior debt" (as defined below) of Lehman Brothers Holdings.

     If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

     Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

   "Senior debt" means:

   (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Lehman Brothers Holdings for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

   (2)   all capitalized lease obligations of Lehman Brothers Holdings;

   (3) all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

   (4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

   (a)   subordinated debt securities;

   (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

   (c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

   (d) indebtedness that is subordinated to an obligation of Lehman Brothers Holdings of the type specified in clauses (1) through (4) above.

     The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

COVENANTS

     Limitations on Liens. The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings' option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

     "Designated subsidiary" means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB, Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers (International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured Asset Securities Corp.

     Limitations on Mergers and Sales of Assets. The indentures provide that Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

     o    either (1) Lehman Brothers Holdings is the continuing corporation, or
          (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

     o immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

     Other than the restrictions described above, the indentures do not limit the amount of debt or other securities that Lehman Brothers Holdings may issue or contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities.

     Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 662/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     o    extend the fixed maturity of any such securities,

     o reduce the rate or change the time of payment of interest on such securities,

     o reduce the principal amount of such securities or the premium, if any, on such securities,

     o change any obligation of Lehman Brothers Holdings to pay additional amounts,

     o reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

     o adversely affect the right of repayment or repurchase at the option of the holder,

     o    reduce or postpone any sinking fund or similar provision,

     o change the currency or currency unit in which any such securities are payable or the right of selection thereof,

     o impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

     o reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

     o change any obligation of Lehman Brothers Holdings to maintain an office or agency.


DEFAULTS

     Each indenture provides that events of default regarding any series of debt securities will be:

     o failure to pay required interest on any debt security of such series for 30 days;

     o failure to pay principal or premium, if any, on any debt security of such series when due;

     o failure to make any required scheduled installment payment for 30 days on debt securities of such series;

     o failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     o    certain events of bankruptcy or insolvency, whether voluntary or not.

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman Brothers Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year.

     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

DEFEASANCE

     Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

     o if the terms of the debt securities so provide, Lehman Brothers Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge"; or

     o Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance".

     When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see the discussion of United States federal income tax consequences in the prospectus supplement.

PAYMENT OF ADDITIONAL AMOUNTS

     If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

     o any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

     o any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

     o any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

     o any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

     o any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     o any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of Lehman Brothers Holdings, or (2) a controlled foreign corporation with respect to Lehman Brothers Holdings within the meaning of the Code; or

     o    any combinations of items identified in the bullet points above.

     In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

     The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.


REDEMPTION UPON A TAX EVENT

     If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers Holdings in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a "change in tax law" (as defined below):

     o Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading "--Payment of Additional Amounts" on any debt security, or

     o there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

     A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers Holdings.

     Prior to the publication of any notice of redemption, Lehman Brothers Holdings shall deliver to the Trustee (1) an officers' certificate stating that Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

CONCERNING THE TRUSTEES

     Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

                             DESCRIPTION OF WARRANTS

     Please note that in this section entitled "Description of Warrants", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own warrants registered in their own names, on the books that Lehman Brothers Holdings or its agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled "Book-Entry Procedures and Settlement".


GENERAL

     Lehman Brothers Holdings may issue warrants that are debt warrants or universal warrants. Lehman Brothers Holdings may offer warrants separately or together with its debt securities. Lehman Brothers Holdings may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in "Description of Units".

     Lehman Brothers Holdings may issue warrants in such amounts or in as many distinct series as Lehman Brothers Holdings wishes. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

     The warrants of a series will be issued under a separate warrant agreement to be entered into between Lehman Brothers Holdings and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement, and, if part of a unit, may be issued under a unit agreement as described below under "Description of Units". A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions on page 6 or by contacting the applicable warrant agent.

     The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

TYPES OF WARRANTS

     Lehman Brothers Holdings may issue debt warrants or universal warrants.

     Debt Warrants

     Lehman Brothers Holdings may issue warrants for the purchase of its debt securities on terms to be determined at the time of sale. This type of warrant is referred to as a "debt warrant".

     Universal Warrants

     Lehman Brothers Holdings may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o    securities of one or more issuers, including Lehman Brothers Holdings,

     o    one or more currencies,

     o    one or more commodities,

     o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency), and

     o    one or more indices or baskets of the items described above.

     This type of warrant is referred to as a "universal warrant". Each instrument, measure or event described above is referred to as a "warrant property".

     Lehman Brothers Holdings may satisfy its obligations, if any, with respect to any universal warrants by delivering:

     o    the warrant property,

     o the cash value (as defined in the prospectus supplement) of the warrant property, or

     o the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

     The prospectus supplement will describe what Lehman Brothers Holdings may deliver to satisfy its obligations with respect to any universal warrants. Any securities deliverable by Lehman Brothers Holdings with respect to any universal warrants will be freely transferable by the holder.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your warrants:

     o the specific designation and aggregate number of, and the price at which Lehman Brothers Holdings will issue, the warrants,

     o the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made,

     o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants,

     o whether and under what circumstances the warrants may be cancelled by Lehman Brothers Holdings prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula,

     o whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit,

     o the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants,

     o any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed,

     o whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies, and

     o    any other terms of the warrants.

     If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

     No holder of a warrant will, as such, have any rights of a holder of the debt securities or warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

ADDITIONAL INFORMATION IN THE PROSPECTUS SUPPLEMENT

  Debt Warrants

     If you purchase debt warrants, the prospectus supplement may contain, where appropriate, the following additional information about the debt warrants:

     o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants,

     o whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants, and

     o the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

     After the close of business on the expiration date (or such later date to which the expiration date may be extended by Lehman Brothers Holdings), unexercised debt warrants will become void.

     Universal Warrants

     If you purchase universal warrants, the prospectus supplement may contain, where appropriate, the following additional information about the universal warrants:

     o whether the universal warrants are put warrants (entitling the holder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the holder to buy the warrant property or receive the cash value of the right to buy the warrant property), or spread warrants (entitling the holder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property),

     o the warrant property or cash value, and the amount or method for determining the amount of warrant property or cash value, deliverable upon exercise of each universal warrant,

     o the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price,

     o whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants,

     o whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis,

     o the minimum number, if any, of universal warrants that must be exercised at any one time, other than upon automatic exercise,

     o the maximum number, if any, of universal warrants that may, subject to election by Lehman Brothers Holdings, be exercised by all owners (or by any person or entity) on any day,

     o any provisions for the automatic exercise of the warrants at expiration or otherwise,

     o if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of the warrants if any index changes or ceases to be made available by its publisher, and

     o whether, following the occurrence of a market disruption event or force majeure event (as defined in the prospectus supplement), the cash settlement value of a universal warrant will be determined on a different basis than under normal circumstances.

CALCULATION AGENTS

     Calculations relating to universal warrants will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may be an affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

NO LIMIT ON ISSUANCE OF WARRANTS

     The warrant agreements do not limit the number of warrants or other securities that Lehman Brothers Holdings may issue.

MODIFICATIONS

     Lehman Brothers Holdings and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that Lehman Brothers Holdings may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

     Lehman Brothers Holdings and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

     No such modification or amendment may, without the consent of the holders of each warrant affected:

     o reduce the amount receivable upon exercise, cancellation or expiration,

     o    shorten the period of time during which the warrants may be exercised,

     o otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants, or

     o reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

MERGER AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS OF DEFAULT

     Warrant agreements will not restrict Lehman Brothers Holdings' ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving Lehman Brothers Holdings or a sale or other disposition of all or substantially all of the assets of Lehman Brothers Holdings, the successor or assuming company will be substituted for Lehman Brothers Holdings, with the same effect as if it had been named in the warrant agreement and in the warrants as Lehman Brothers Holdings. Lehman Brothers Holdings will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, Lehman Brothers Holdings as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

     Warrant agreements will not include any restrictions on Lehman Brothers Holdings' ability to put liens on its assets, including Lehman Brothers Holdings' interests in its subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

WARRANT AGREEMENTS WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

ENFORCEABILITY OF RIGHTS BY BENEFICIAL OWNER

     Each warrant agent will act solely as an agent of Lehman Brothers Holdings in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by Lehman Brothers Holdings under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon Lehman Brothers Holdings.

     Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

                        DESCRIPTION OF PURCHASE CONTRACTS

     Please note that in this section entitled "Description of Purchase Contracts", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own purchase contracts registered in their own names, on the books that Lehman Brothers Holdings, its agent or the trustee maintains for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     Lehman Brothers Holdings may issue purchase contracts in such amounts and in as many distinct series as Lehman Brothers Holdings wishes. In addition, Lehman Brothers Holdings may issue a purchase contract separately or as part of a unit, as described below under "Description of Units".

     This section summarizes terms of the purchase contracts that will apply generally to all purchase contracts. Most of the financial and other specific terms of your purchase contract will be described in the prospectus supplement. Those terms may vary from the terms described here.

     A form of each purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of purchase contract when it has been filed by following the directions on page 6.

     The following briefly summarizes the material provisions of the purchase contracts. As you read this section, please remember that the specific terms of your purchase contract as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the purchase contract, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your purchase contract.

PURCHASE CONTRACT PROPERTY

     Lehman Brothers Holdings may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o securities of one or more issuers, including Lehman Brothers Holdings' securities described in this prospectus and securities of third parties,

     o    one or more currencies,

     o    one or more commodities,

     o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than Lehman Brothers Holdings, and

     o    one or more indices or baskets of the items described above.

     Each instrument, measure or event described above is referred to as a "purchase contract property". Each purchase contract will obligate:

     o the holder to purchase or sell, and obligate Lehman Brothers Holdings to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices, or

     o the holder or Lehman Brothers Holdings to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

     Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both Lehman Brothers Holdings and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any right to receive payments on that property. Any securities deliverable by Lehman Brothers Holdings with respect to any purchase contracts will be freely transferrable by the holder.

PREPAID PURCHASE CONTRACTS; APPLICABILITY OF INDENTURE

     Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. Those contracts are referred to as "prepaid purchase contracts". Lehman Brothers Holdings' obligation to settle a prepaid purchase contract on the relevant settlement date will be one of its senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities". Prepaid purchase contracts will be issued under the applicable indenture, and the provisions of that indenture will govern those contracts, including the rights and duties of the holders, the trustee and us with respect to those contracts.

NON-PREPAID PURCHASE CONTRACTS

     Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. Those contracts are referred to as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

     Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, Lehman Brothers Holdings may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of its indentures. Unit agreements generally are described under "Description of Units" below. The particular governing document that applies to your non-prepaid purchase contracts will be described in the prospectus supplement.

     No Trust Indenture Act Protection

     Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of Lehman Brothers Holdings' indentures, unless stated otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

     Pledge by Holders to Secure Performance

     If provided in the prospectus supplement, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for Lehman Brothers Holdings' benefit, as collateral to secure the holder's obligations. This is referred to as the "pledge" and all the items described below as the "pledged items". The pledge will create a security interest in the holder's entire interest in and to:

     o any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement,

     o    all additions to and substitutions for the pledged items,

     o all income, proceeds and collections received in respect of the pledged items, and

     o all powers and rights owned or acquired later with respect to the pledged items.

     The collateral agent will forward all payments from the pledged items to Lehman Brothers Holdings, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. Lehman Brothers Holdings will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

     Settlement of Purchase Contracts That Are Part of Units

     If so provided in the prospectus supplement, the following will apply to a non-prepaid purchase contract that is issued together with any of Lehman Brothers Holdings' debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal and interest payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

     Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.


     Failure of Holder to Perform Obligations

     If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

     Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

     Purchase contracts that are not prepaid will not restrict Lehman Brothers Holdings' ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time Lehman Brothers Holdings merges or consolidates with, or sells its assets substantially as an entirety to, another firm, the successor company will succeed to and assume Lehman Brothers Holdings' obligations under these purchase contracts. Lehman Brothers Holdings will then be relieved of any further obligation under these purchase contracts and, in the event of any such merger, consolidation or sale, Lehman Brothers Holdings as the predecessor company may at any time thereafter be dissolved, wound up or liquidated.

     Purchase contracts that are not prepaid will not include any restrictions on Lehman Brothers Holdings' ability to put liens on its assets, including Lehman Brothers Holdings' interests in its subsidiaries. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your purchase contract:

     o whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts,

     o whether the purchase contract is to be prepaid or not and the governing document for the contract,

     o whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance or level of, the purchase contract properties,

     o any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract,

     o if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the settlement of the purchase contract if any index changes or ceases to be made available by its publisher,

     o whether, following the occurrence of a market disruption event or force majeure event (as defined in the prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances,

     o whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in Lehman Brothers Holdings' favor as described below,

     o whether the purchase contract will be issued in global or non-global form, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit,

     o the identities of any depositaries and any paying, transfer, calculation or other agents for the purchase contracts,

     o any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed, and

     o    any other terms of the purchase contracts.

     If Lehman Brothers Holdings issues a purchase contract as part of a unit, the prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. A purchase contract issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

CALCULATION AGENTS

     Calculations relating to purchase contracts will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may be an affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

NO LIMIT ON ISSUANCE OF PURCHASE CONTRACTS

     There is no limit on the number of purchase contracts or other securities that Lehman Brothers Holdings may issue.

GOVERNING LAW

     Unless stated otherwise in the prospectus supplement, the purchase contracts and any governing documents will be governed by New York law.

                              DESCRIPTION OF UNITS

     Please note that in this section entitled "Description of Units", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own units registered in their own names, on the books that Lehman Brothers Holdings or its agent maintains for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     Lehman Brothers Holdings may issue units in such amounts and in as many distinct series as Lehman Brothers Holdings wishes. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement. Those terms may vary from the terms described here.

     The units of a series will be issued under a separate unit agreement to be entered into between Lehman Brothers Holdings and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement. A form of each unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of unit agreement when it has been filed by following the directions on page 6 or by contacting the applicable unit agent.

     The following briefly summarizes the material provisions of the unit agreements and the units. The specific terms of your unit as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the unit agreement and the unit certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your unit.

     Lehman Brothers Holdings may issue units comprised of one or more debt securities, warrants and purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your unit:

     o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any provisions of the governing unit agreement that differ from those described below;

     o whether the units will be issued in global or non-global form, although, in any case, the form of a unit will correspond to the form of the debt securities, warrants and/or purchase contracts included in that unit,

     o the identities of the unit agent, any depositaries and any paying, transfer, calculation or other agents for the units,

     o any securities exchange or quotation system on which the units and the securities separable therefrom may be listed, and

     o    any other terms of the units.

     The applicable provisions described in this section, as well as those described under "Description of Debt Securities", "Description of Warrants" and "Description of Purchase Contracts", will apply to each unit and to any debt security, warrant or purchase contract included in each unit, respectively.

UNIT AGREEMENTS: PREPAID, NON-PREPAID AND OTHER

     Lehman Brothers Holdings will issue the units under one or more unit agreements to be entered into between Lehman Brothers Holdings and a bank or other financial institution, as unit agent. Lehman Brothers Holdings may add, replace or terminate unit agents from time to time. Lehman Brothers Holdings may also choose to act as its own unit agent. Lehman Brothers Holdings will identify the unit agreement under which your units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

     If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, Lehman Brothers Holdings will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, Lehman Brothers Holdings will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. Lehman Brothers Holdings may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement. In some cases, Lehman Brothers Holdings may issue units under one of its indentures.

     A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

     This prospectus refers to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as "unit agreements".

GENERAL PROVISIONS OF A UNIT AGREEMENT

     The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

     Enforcement of Rights

     The unit agent under a unit agreement will act solely as Lehman Brothers Holdings's agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders or owners to enforce or protect their rights under the units or the included securities.

     Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

     Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and prepaid purchase contracts, that are included in those units. Limitations of this kind will be described in the prospectus supplement.


     Modification Without Consent of Holders

     Lehman Brothers Holdings and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

     o    to cure any ambiguity,

     o    to correct or supplement any defective or inconsistent provision, or

     o to make any other change that Lehman Brothers Holdings believes is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

     Lehman Brothers Holdings does not need any approval to make changes that affect only units to be issued after the changes take effect. Lehman Brothers Holdings may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, Lehman Brothers Holdings does not need to obtain the approval of the holder of the unaffected unit; Lehman Brothers Holdings only needs to obtain any required approvals from the holders of the affected units.

     The foregoing applies also to any security issued under a unit agreement, as the governing document.

     Modification With Consent of Holders

     Lehman Brothers Holdings may not amend any particular unit or a unit agreement with respect to any particular unit unless Lehman Brothers Holdings obtains the consent of the holder of that unit, if the amendment would:

     o impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right,


     o impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due, or

     o reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

     Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:


     o If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

     o If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

     These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

     In each case, the required approval must be given by written consent.

     Unit Agreements Will Not Be Qualified Under Trust Indenture Act

     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

ADDITIONAL PROVISIONS OF A NON-PREPAID UNIT AGREEMENT

     In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.


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


     Obligations of Unit Holder

     Each holder of units issued under a non-prepaid unit agreement will:

     o be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts, and

     o appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

     The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts--Additional Terms of Non-Prepaid Purchase Contracts".

     Assumption of Obligations by Transferee

     When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, Lehman Brothers Holdings will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS OF DEFAULT

     The unit agreements will not restrict Lehman Brothers Holdings's ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time Lehman Brothers Holdings merges or consolidates with, or sells its assets substantially as an entirety to, another firm, the successor company will succeed to and assume Lehman Brothers Holdings' obligations under the unit agreements. Lehman Brothers Holdings will then be relieved of any further obligation under these agreements and, in the event of any such merger, consolidation or sale, Lehman Brothers Holdings as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

     The unit agreements will not include any restrictions on Lehman Brothers Holdings' ability to put liens on its assets, including Lehman Brothers Holdings' interests in its subsidiaries. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

NO LIMIT ON ISSUANCE OF UNITS

     There is no limit on the number of units or other securities that Lehman Brothers Holdings may issue.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the unit agreements and the units will be governed by New York law.

                           FORM, EXCHANGE AND TRANSFER

     Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each debt security, warrant, purchase contract or unit in book-entry form only, unless otherwise specified in the prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement".

     If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

     o The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for debt securities, warrants, purchase contracts or units, as the case may be, of the same series of smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

     o Holders may exchange, transfer, present for payment or exercise their securities at the office of the trustee, warrant agent, unit agent or other agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office. Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.

     o Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman Brothers Holdings' transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

     o If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman Brothers Holdings exercises that right as to less than all those securities, Lehman Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day Lehman Brothers Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

     o If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

     Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom".

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     o DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

     o Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount or aggregate number of warrants or units, as the case may be. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments, notices of redemption and other notices to security holders will mean payments, notices of redemption and other notices to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CLEARSTREAM AND EUROCLEAR

     Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

     Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

     Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

     When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

     Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The prospectus supplement will contain a summary of the material U.S. federal income tax consequences to U.S. persons investing in offered securities. The summary of U.S. federal income tax consequences contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your own tax advisor prior to any acquisition of offered securities.

                              PLAN OF DISTRIBUTION

     Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

     o    to or through underwriters or dealers;

     o    by itself directly;

     o    through agents; or

     o    through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.

     The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of the offered securities and the proceeds to Lehman Brothers Holdings from such sale;

     o any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     o    the initial public offering price;

     o any discounts or concessions to be allowed or reallowed or paid to dealers; and

     o any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

     o A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     o A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     o A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

     These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Lehman Brothers Inc., the U.S. broker-dealer subsidiary of Lehman Brothers Holdings, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

     This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

     Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

UNITED KINGDOM SELLING RESTRICTIONS

     Each underwriter will represent and agree that:

     o it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom; and

     o it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                              ERISA CONSIDERATIONS

     Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

                                  LEGAL MATTERS

     Barrett S. DiPaolo, Vice President and Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.